Filed Pursuant to Rule 424(b)(5)

Registration Statement No. 333-265416

Prospectus Supplement

(To Prospectus Dated June 24, 2022)

1,200,000 Shares of Common Stock

We are offering 1,200,000 shares of our common stock, par value $0.0001 per share, or Common Stock, pursuant to this prospectus supplement and accompanying prospectus at a public offering price per share equal to $2.41.

In a concurrent private placement, we are also selling to the purchasers of the shares of our Common Stock in this offering, warrants to purchase up to an aggregate of 1,200,000 shares of our Common Stock, or the Purchase Warrants. The Purchase Warrants issued in the private placement and the shares of our Common Stock issuable upon the exercise of the Purchase Warrants are not being registered under the Securities Act of 1933, as amended, or the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. The Purchase Warrants will have an exercise price of $2.28 per share, will become exercisable upon issuance of the Purchase Warrants and will expire five and a half years from the date of issuance.

Our common stock is listed on The Nasdaq Capital Market under the symbol “ATNF.” The last reported sale price of our common stock on The Nasdaq Capital Market on December 27, 2024 was $2.25 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $8,722,652, which was calculated based on 1,976,999 shares of outstanding common stock, of which 1,968,996 shares are held by non-affiliates, and the last reported sale price of our common stock of $4.43 per share on October 29, 2024. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus supplement (excluding this offering), we have offered and sold $0 shares of common stock pursuant to General Instruction I.B.6 of Form S-3.

Investing in the offered securities involves a high degree of risk. See “Risk Factors” beginning on page S-14 of this prospectus supplement and page 3 of the accompanying prospectus for a discussion of information that you should consider before investing in our securities and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus that we file with the Securities and Exchange Commission.

We have engaged Maxim Group LLC, LLC to act as our exclusive placement agent in connection with this offering. The placement agent has no obligation to buy any securities from us or to arrange for the purchase or sale of any specific number or dollar amount of our securities. The placement agent has agreed to use its reasonable best efforts to place the shares of Common Stock offered by this prospectus supplement and accompanying prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement with respect to the shares offered hereby. There is no minimum offering requirement. We have agreed to pay the placement agent the cash fees set forth in the table below.

	Per Share	Total
Offering price	$2.4100	$2,892,000.00
Placement agent’s fees(1)	$0.1687	$202,440.00
Proceeds, before expenses, to us	$2.2413	$2,689,560.00

(1)	We have also agreed to reimburse the placement agent for certain offering-related expenses in connection with the offering. See “Plan of Distribution” for additional information regarding the placement agent’s compensation.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the shares of Common Stock is expected to be made on or about December 30, 2024, subject to satisfaction of customary closing conditions.

MAXIM GROUP LLC

Sole Placement Agent

The date of this prospectus supplement is December 27, 2024.

TABLE OF CONTENTS

Prospectus Summary

Prospectus

S-i

Our logo and some of our trademarks and tradenames are used in this prospectus supplement and the accompanying prospectus, and incorporated by reference herein and therein. This prospectus supplement and the accompanying prospectus, and the information incorporated by reference herein and therein, also includes trademarks, tradenames and service marks that are the property of others. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus may appear without the ®, ™ and SM symbols. References to our trademarks, tradenames and service marks are not intended to indicate in any way that we will not assert to the fullest extent under applicable law our rights or the rights of the applicable licensors if any, nor that respective owners to other intellectual property rights will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

The market data and certain other statistical information used throughout this prospectus supplement and the accompanying prospectus, and incorporated by reference herein and therein, are based on independent industry publications, reports by market research firms or other independent sources that we believe to be reliable sources; however, we have not commissioned any of the market or survey data that is presented in this prospectus supplement and the accompanying prospectus, and incorporated by reference herein and therein. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We are responsible for all of the disclosures contained in this prospectus supplement and the accompanying prospectus, and incorporated by reference herein and therein, and we believe these industry publications and third-party research, surveys and studies are reliable, provided that we have not commissioned any such information. While we are not aware of any misstatements regarding any third-party information, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under the section entitled “Risk Factors” of this prospectus supplement and the accompanying prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates. Some market and other data included herein, as well as the data of competitors as they relate to 180 Life Sciences Corp., is also based on our good faith estimates.

Unless the context requires otherwise, references to the “Company,” “we,” “us,” “our,” “180 Life”, “180LS” and “180 Life Sciences Corp.” refer specifically to 180 Life Sciences Corp. and its consolidated subsidiaries. References to “KBL” refer to the Company prior to the November 6, 2020 Business Combination.

In addition, unless the context otherwise requires and for the purposes of this prospectus supplement and the accompanying prospectus only:

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

●	“£” or “GBP” refers to British pounds sterling;

●	“SEC” or the “Commission” refers to the United States Securities and Exchange Commission; and

●	“Securities Act” refers to the Securities Act of 1933, as amended.

Effective on December 19, 2022 at 12:01 a.m. Eastern Time, we affected a 1-for-20 reverse stock split of our then outstanding Common Stock, with any fractional shares rounded up to the nearest whole share. Effective on February 28, 2024 at 12:01 a.m. Eastern Time, we affected a 1-for 19 reverse stock split of our then outstanding Common Stock with any fractional shares rounded up to the nearest whole share.

In connection with the reverse splits, all outstanding options, warrants, and other securities entitling their holders to purchase or otherwise receive shares of Common Stock were adjusted, as required by the terms of each security. The number of shares available to be awarded under the Company’s equity incentive plans were also appropriately adjusted. Following the reverse splits, the par value of the Common Stock remained unchanged at $0.0001 par value per share. The reverse splits did not change the authorized number of shares of Common Stock or preferred stock.

The effects of the reverse stock splits have been retroactively reflected throughout this prospectus supplement.

You should rely only on the information we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus.

This prospectus supplement and any later prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

You should assume that the information contained in this prospectus supplement, the accompanying prospectus and in any other prospectus supplement is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, accompanying prospectus or any other prospective supplement for any sale of securities.

S-ii

About This Prospectus Supplement

This prospectus supplement and the accompanying prospectus, dated June 24, 2022, are part of a registration statement on Form S-3 (File No. 333-265416) that we filed with the Securities and Exchange Commission, utilizing a “shelf” registration process on June 3, 2022 and that was declared effective on June 24, 2022. Under this process, we may sell from time to time in one or more offerings up to an aggregate of $125,000,000 in our securities described in the accompanying prospectus. To date, we have sold approximately $15,499,471 in securities under the “shelf” registration statement, when not including securities proposed to be sold in this offering.

You should rely only on the information contained or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus. We have not, and the placement agent has not, authorized anyone to provide you with different information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the placement agent is not, making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement, the accompanying prospectus and any free writing prospectus is delivered or securities are sold on a later date. We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement and the exhibits that are a part of the registration statement. We will disclose any material changes in our affairs in a post-effective amendment to the registration statement and the accompanying prospectus of which this prospectus supplement is a part, a future prospectus supplement, a free writing prospectus or a future filing with the Securities and Exchange Commission incorporated by reference in this prospectus supplement. It is important for you to read and consider all the information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference therein, in making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering of shares. This prospectus supplement adds, updates and changes information contained in the accompanying prospectus and the information incorporated by reference. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement shall control.

Please carefully read this prospectus supplement, the accompanying prospectus, any free writing prospectus and any pricing supplement, in addition to the information contained in the documents we refer to under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference”.

We are offering to sell, and seeking offers to buy, shares of Common Stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the Common Stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the prospectus supplement and accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein and therein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

S-iii

Prospectus Supplement Summary

This summary highlights selected information contained elsewhere in this prospectus supplement, in the accompanying prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before making an investment decision. This prospectus supplement and the accompanying prospectus include or incorporate by reference information about this offering, our business and our financial and operating data. You should carefully read the entire prospectus supplement, the accompanying prospectus, including under the sections titled “Risk Factors” included therein, and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.

Our Company

We were formed as a clinical stage biotechnology company, focused on the development of therapeutics for unmet medical needs in chronic pain, inflammation and fibrosis by employing innovative research, and, where appropriate, combination therapy. In September 2024, we completed the acquisition of certain source code and intellectual property relating to an online blockchain casino, and moving forward, we plan to focus the majority of our operations on the creation of the online blockchain casino, while looking to monetize certain prior development stage therapeutic product candidates for unmet medical needs.

Planned iGaming Casino Operations

On September 29, 2024, we entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Elray Resources, Inc. (“Elray”). Pursuant to the Purchase Agreement, Elray agreed to sell us certain source code and intellectual property relating to an online blockchain casino (the “Purchased Assets”) in consideration for 1,000,000 shares of newly designated Series B Convertible Preferred Stock (the “Preferred Stock”, and the shares of Common Stock issuable upon conversion thereof, the “Conversion Shares”) and warrants to purchase 3,000,000 shares of Common Stock of the Company (the “Purchase Agreement Warrants” and the shares of Common Stock issuable upon exercise thereof, the “Purchase Warrant Shares”). The acquisition of the Purchased Assets was completed on September 30, 2024.

The Purchase Agreement includes (i) customary covenants of each of the parties and confidentiality requirements; and (iv) customary indemnification requirements of the parties, subject to a $25,000 deductible.

The closing of the transactions contemplated by the Purchase Agreement were subject to certain customary conditions to closing, including the filing of the designation of the Preferred Stock with the Secretary of State of Delaware, and the receipt by the Company of an opinion of Hempstead & Co., LLC to the effect that, as of the date of such opinion and subject to the assumptions, qualifications, limitations and such other factors deemed relevant by Hempstead & Co., LLC, as set forth in such opinion, the purchase price to be paid by the Company was fair, from a financial point of view, to the Company, which opinion was received verbally on September 29, 2024, which conditions to closing were either satisfied or waived by the parties on September 30, 2024.

The acquisition contemplated by the Purchase Agreement closed on September 30, 2024 (the “Closing” and such date, the “Closing Date”).

Following the Closing, Elray agreed to provide support and assistance to the Company in connection with the building and launching of a fully operational casino operation utilizing the Purchased Assets, at no cost to the Company for a period of six months following the Closing, provided that such assistance shall not exceed 40 hours per week without the prior written approval of the Seller (the “Post-Closing Assistance”). To date, Elray has made multiple personnel available to the Company to facilitate the intellectual property (IP) transfer, including Elray’s Chief Operating Officer, legal officer and other IT focused resources. The Company, in conjunction with the Company’s contracted technology consultant, are currently engaged in a “know-how” transfer process, whereby Elray is making their personnel available to address implementation, management and more general industry related questions from the Company and its technology consultant. The Post-Closing Assistance will also require Elray to assist the Company with obtaining payment gateways and licensing where required, acknowledging that the Company will require a front end (the “Front-End Development”). Following the Closing, at the request of the Company, Elray and the Company shall negotiate in good faith to come to agreement on an arrangement whereby Elray will, for an additional cost agreed to by Elray, help the Company complete the Front-End Development, or at the request of the Company, Elray shall introduce the Company to a vendor that would sell such a front end for one or more casinos that will operate on the Purchased Assets at a cost to be agreed between such vendor and the Company, in the Company’s sole discretion; provided that no such agreements have been entered into to date. The Company has sole discretion to determine which, if any, vendor it retains for the Front-End Development.

The Purchase Agreement also restricts Elray, in perpetuity, from copying, selling, assigning, hypothecating, or otherwise transferring the Purchased Assets to any other party, without the prior written consent of the Company, and provides for the Company to be the sole owner of the Purchased Assets, except that Elray shall be authorized to retain and use the Purchased Assets for its own benefit and utilize such assets to provide SAAS solutions and hosted casino solutions to third party companies.

Pursuant to the Purchase Agreement, we agreed to file a proxy statement with the SEC (the “Proxy Statement”) to seek stockholder approval for the issuance of the Conversion Shares and Warrant Shares, under applicable rules of the Nasdaq Capital Market, as soon as reasonably practicable. We also agreed to use our reasonable best efforts to: (i) cause the Proxy Statement to be mailed to our stockholders as promptly as practicable following sign off from the Securities and Exchange Commission (the “SEC”) on such Proxy Statement, or no later than the 20th day after such preliminary Proxy Statement is filed with the SEC, in the event the SEC does not notify the Company of its intent to review such Proxy Statement, and (ii) ensure that the Proxy Statement complies in all material respects with the applicable provisions of the Securities Act and Exchange Act. We are also required to hold a shareholders meeting to seek shareholder approval for the issuance of the Conversion Shares and Warrant Shares promptly after the SEC has confirmed that it has no comments on such Proxy Statement (the “Stockholder Approval”, and the date of such Stockholder Approval, the “Stockholder Approval Date”). A shareholder’s meeting to seek the Stockholder Approval was held on December 27, 2024 and at such meeting the Stockholder Approval was received.

We are planning to strategically enter into the online gaming industry, utilizing the Purchased Assets, i.e., our newly acquired “back-end” gaming platform, which incorporates blockchain technology and full cryptocurrency operability (the “Gaming Technology Platform”). The Company plans to use this technology platform to establish a blockchain-based business aimed at the global iGaming market. Initially focusing on B2C (business-to-consumer) online casinos, the Company also plans to expand into a B2B (business-to-business) model, offering a seamless blockchain-enabled technology platform for gaming operators worldwide. In addition, management has identified certain global iGaming industry characteristics and trends that they believe make potential acquisition opportunities attractive. Management believes that the combination of the Gaming Technology Platform and the strength of a Nasdaq listing make the Company an attractive consolidation vehicle for the iGaming industry, and plan to work to identify potential acquisitions (although no targets exist at present).

To date the Company has engaged the services of a technology consultant, to facilitate the transfer of the Gaming Technology Platform from Elray. This consultant is now continuing his engagement with the Company and working with Elray to obtain the necessary know-how as envisaged as part of the acquisition. To date, Elray has made multiple personnel available to the Company to facilitate the IP transfer, including Elray’s Chief Operating Officer, legal officer and other IT focused resources. The Company, in conjunction with the Company’s contracted technology consultant, are currently engaged in a “know-how” transfer process, whereby Elray is making their personnel available to address implementation, management and more general industry related questions from the Company and its technology consultant.

Other than the Purchase Agreement and the consulting agreement with the technology consultant, discussed above, the Company has not entered into any material agreements in connection with the iGaming business to date.

A. The Gaming Technology Platform

The Gaming Technology Platform includes advanced components designed to support online casinos using blockchain technology. These components are as follows:

1.	Blockchain Casino Operations Back-End: A robust infrastructure designed to support casino game programming through secure and scalable server/cloud solutions, database management, and blockchain payment processing.

2.	Blockchain to FIAT Seamless Exchange Technology: A proprietary system allowing players to deposit and withdraw using cryptocurrency, while maintaining FIAT-based wallets and gaming sessions. We believe that this cutting-edge technology offers a significant competitive advantage in the growing blockchain casino market.

3.	Blockchain API Technology: A sophisticated application program interface (API) that facilitates reliable FIAT-to-blockchain and blockchain-to-FIAT payment gateways, supporting credit cards, e-wallets, and multiple cryptocurrencies while enabling blockchain-exclusive online casino operations.

4.	Player Account Management: A secure system for managing player accounts, including registration, login, and player profiles, alongside know-your-client (KYC) and anti-money laundering (AML) compliance features.

5.	Loyalty Systems for Blockchain Users: A customer relationship management system designed to foster player loyalty and enhance the lifetime value of each customer by catering to blockchain users.

6.	Affiliate Tracking System: A tool to monitor traffic, registrations, and referral sources, allowing for scalable growth through affiliate partnerships and the distribution of referral fees and royalties.

At the heart of the acquisition of the Gaming Technology Platform is proprietary source code, as well as specialized implementation know-how, much of which will be transferred from Elray to the Company, as detailed below. Management intends to further develop both the proprietary source code, enhancing and expanding the commercial potential of the Gaming Technology Platform, as well as continue to build expertise in the operation of the Gaming Technology Platform. Management believes that the existing Gaming Technology Platform, plus future potential enhancements, provide a strong competitive barrier, and position the Company well as the iGaming industry moves towards both greater cryptocurrency acceptance, and the safety of blockchain enabled platforms.

B. Industry Background

The global iGaming casino market has rapidly ascended as a major player in the digital entertainment industry, experiencing remarkable growth fueled by technological advancements, increased internet penetration, and evolving consumer preferences. According to a report by Statista, the global online gaming sector is estimated to reach $97 billion in 2024, and is projected to grow to nearly $133 billion by 2029. The cryptocurrency-based iGaming sector is growing even faster, albeit from a smaller base value, with SOFTSWISS estimating growth of over 20% between 2022 and 2023 for crypto-based bets, propelled by the increasing adoption of digital currencies like Bitcoin and Ethereum, which offer more secure, faster, and lower-cost transactions.

Regionally, Europe leads the market, accounting for over 45% of the global iGaming market share in 2022, according to Global Market Insights, thanks to well-established regulatory frameworks in key countries such as the UK, Malta, and Sweden. In North America, research by Statista shows that the U.S. market has seen exponential growth following a 2018 U.S. Supreme Court case which struck down the federal ban on sports betting, which has led to an expansion in both online casino and sports betting offerings across multiple states. The U.S. iGaming market is projected to reach $39.8 billion by 2029, growing at a compounded annual growth rate (CAGR) of 9.8%, compared to projected revenue of $25 billion in 2024, according to Statista, driven primarily by sports betting and casino games. Canada is also emerging as a lucrative market due to favorable regulatory changes, contributing to North America’s strong growth.

Latin America has also become a rapidly expanding market, with countries such as Brazil, Mexico, and Colombia at the forefront. The region’s iGaming market is expected to grow at a CAGR of over 13% from 2022 to 2028, driven by increased mobile internet usage and the gradual liberalization of gambling laws. Meanwhile, Asia and Africa, although still relatively nascent in the iGaming sector, are expected to hold significant potential. The Asian market, led by countries such as India and Japan, could see a surge in online gaming revenues due to rising smartphone penetration and regulatory shifts. Statista notes that India alone is expected to reach $2.9 billion in online gambling revenue by 2024, growing at a 6% CAGR to just under $4 billion by 2029. Africa, with its expanding mobile infrastructure, is another emerging market, particularly in countries like South Africa and Nigeria.

The types of games contributing to this growth are diverse. Online casinos—comprising slots, table games, and live dealer games—dominate the iGaming market, contributing to over 37% of total market revenues in 2024 according to Statista. Sports betting is another key growth sector, with mobile sports betting estimated to account for around 70% of the sports betting market in many regions as early as 2020 according to Grand View Research. Management believes that this trend will continue, particularly in South America, Africa and parts of Asia as mobile penetration increases. Grand View Research also estimates that the global sports betting market will grow at a CAGR of 10-12% from 2023 to 2030, reaching $180 billion in revenue by 2030. Additionally, eSports betting is seeing rapid adoption, appealing particularly to younger demographics. According to Market Research Future, the eSports betting market is expected to grow from $9.9 billion in 2022 to over $30 billion by 2032. Management believes that much of this growth will come from the growing popularity of eSports, plus the continued proliferation of mobile devices, especially in Latin America, Asia and Africa.

Management believes that the future of the iGaming market is filled with opportunities. Cryptocurrency adoption in online casinos offers not only reduced transaction costs but also faster processing times and increased privacy, which we believe are highly appealing to modern gamers. The use of blockchain technology is also expected to bring about greater transparency and trust, with provably fair gaming systems becoming increasingly popular. Virtual reality (VR) and augmented reality (AR) are also expected to revolutionize the user experience, making online gambling more immersive. We also expect that the mobile gaming sector will continue to grow as mobile devices become more powerful and widely accessible, especially in emerging markets.

Management has conducted preliminary research, and identified a number of elements which require ongoing monitoring as the Company works to commercialize its first online casino. First, regulatory uncertainty remains one of the biggest challenges, as governments in different regions continue to establish or modify laws governing online gambling. Second, cybersecurity threats are also a growing concern, given the increasing sophistication of cyberattacks targeting online casinos and payment systems, which by the very nature of the underlying business, offer prime opportunity for security and personal information breaches. Third, there is heightened scrutiny around social responsibility, with a focus on gambling addiction and the need for responsible gaming measures, which could lead to tighter regulations in various jurisdictions. Management believes the Company’s Gaming Technology Platform, which management believes will allow for significant customer interaction, will help the Company address this risk. Competition in the market is fierce, with operators constantly investing in new technologies and marketing to attract and retain customers, further increasing operational costs, all of which will require the Company to continue to invest heavily in both the Gaming Technology Platform and other growth opportunities.

C. B2C Focus: Blockchain-Enabled Online Casinos

Our immediate focus is on launching B2C online casino operations in high-growth international markets. The Company’s innovative blockchain technology enhances transparency and operational efficiency, providing players with a secure and trustworthy gaming experience, which management believes will be a key differentiator. Key features of this platform include:

●	Enhanced Transparency: Blockchain technology ensures secure, immutable transaction records, boosting player trust and confidence in the platform.

●	Seamless Cryptocurrency Integration: Players can deposit and withdraw funds using cryptocurrency while maintaining FIAT (traditional currency) wallets and gaming sessions, catering to the growing demand for crypto-friendly platforms.

●	Superior User Experience: The Gaming Technology Platform’s customer relationship management (CRM) system is designed to enhance player loyalty and increase the lifetime value of customers through personalized engagement and targeted promotions.

Management is focused on three steps to operationalize the launch of the Company’s first online casino:

First, the Company is working to source a “front-end” customer interface, which is required for operation and commercialization of the Gaming Technology Platform, with plans to evaluate multiple, competitive potential suppliers of customer facing products and to acquire or create a “front-end”, funding permitting. The “front-end” is effectively the user interface (“UI”), where clients interact with the Company, accessing services provided by the Gaming Technology Platform. The specific UI type design, branding and functionality is dependent on whether the Company focuses on offering a B2B or B2C solution (or both).

The Board of Directors of the Company will make an informed decision as to whether the Company will utilize the Gaming Technology Platform acquired in a B2B or B2C format (or both). This decision will determine whether the Company will build its own “frontend” UI solution or acquire further assets that could potentially shorten time to market. No decision as to whether to pursue a specific B2B or B2C approach has yet been made, nor have any agreements been reached with any asset vendors, potential acquisition targets or partners. At present, the status of the Company’s product (s) remains under analysis and review.

That being said, the Company is currently in discussion with potential operators to provide them B2B turnkey solutions, and is also in discussion regarding the potential acquisition of additional assets that would assist the Company in the launch of a fully functional B2C operation. These conversations are early stage and exploratory, with no agreement in principle reached on any agreement. As noted above, the Company is currently focused on a B2C offering as a primary strategy, but continues to evaluate potential B2B opportunities as well.

Second, management is evaluating certain well known and high governance gaming jurisdictions to pursue initial licensing – no final determination has yet been made as to which jurisdiction(s) to pursue.

Third, management is beginning to evaluate a variety of games, which in the iGaming industry are generally sourced from third-party suppliers, to populate the planned front-end customer interface. See below for further details on management’s projected commercialization timeline.

Currency-Agnostic Play and Gaming Variety

Management believes that a standout feature of the Gaming Technology Platform is its ability to offer currency-agnostic play, enabling customers to easily switch between traditional FIAT currencies and cryptocurrencies during gaming sessions. Management believes this flexibility makes the customer interaction experience better, and therefore makes the Company’s ultimate gaming content accessible to a wider audience and supports a more seamless gaming experience for both traditional and crypto-savvy players. In addition, the Gaming Technology Platform is designed to support a wide variety of games, ranging from traditional offerings such as live casino games, including poker and blackjack, to newer rapid-play games such as crash games (where players bet on a multiplying curve. The longer a player stays active, the more they can win, and they are free to cash out at any time. If the game crashes before they have cashed out, they lose), as well as potentially in the future, live sports betting, all of which we believe appeal to the evolving preferences of today’s global players. We are confident that this blend of game styles will provide a comprehensive gaming experience, catering to the fast-changing tastes of both casual and high-frequency players across different markets.

High-Growth iGaming Jurisdictions

We expect to launch our planned B2C casino operations in established and high-growth markets where iGaming is gaining traction. Although the Company has not yet determined its first launch jurisdiction, it is currently analyzing high potential jurisdictions to select one or more launch jurisdictions.

Commercialization Strategy and Timeline

The commercialization strategy for launching the Company’s initial online casino is planned to follow a structured approach to ensure a smooth, compliant, and profitable rollout. The first step involves the completion of the technology transfer, where all purchased assets, including software and intellectual property representing the Gaming Technology Platform, are securely transferred to the Company’s storage infrastructure. Management currently anticipates that this will be a primary cloud-based server, with a physical server backup. This period is expected to include setting up the necessary server configurations, network security, and data integration which we expect to occur during the next 90 to 120 days. During this phase, management of the Company will be fully immersed in the technical aspects of the transfer process to ensure a seamless transition.

Concurrently with the technology transfer phase, management will be working to develop and enhance a comprehensive business strategy to guide the Company’s new focus on the iGaming sector. This strategy is planned to include selecting suitable web domains for one or more online casinos; creating relevant websites through the use of experienced casino “front-end” development teams; defining target customer markets and groups, including evaluation and selection of target customer demographics; and evaluation of content offerings, considering target markets and customer segments. Regulatory and compliance reviews are also an essential part of the comprehensive business strategy, as the iGaming business is highly regulated, with a trend to increasing regulatory scrutiny. This will be particularly important as the Company prepares its initial license application (see below) in one or more jurisdictions. Finally, the Company plans to lay the foundation for customer service solutions, which management believes are a critical component of the customer experience with iGaming.

Following the technology transfer phase, and running concurrently with the business strategy development phase, management intends to complete a full technology development review, ensuring that the Gaming Technology Platform fully aligns with business goals and meets the latest industry standards in terms of cybersecurity, information protection and reliability. Any potential gaps, such as development needs or cybersecurity updates, will be identified and addressed within this phase. Following the technology review, front-end development will then begin, which will focus on creating a user-friendly and functional gaming site. This phase may involve evaluating possible third-party solutions or self-developed solutions, giving careful consideration to costs and timing. While evaluating front-end solutions, management also intends to simultaneously evaluate potential gaming solutions. In the iGaming sector, games are generally sourced from third-party suppliers on a revenue share basis. Management will evaluate games based on selected target markets and client groups, as well as carefully considering cost and reliability of any potential game offerings.

Evaluation of licensing regimes will also be a critical component of the overall launch strategy, and management plans to focus on securing a reputable and cost-efficient license which will allow the casino to legally operate. Related to licensing, management will also focus on ensuring full compliance with all necessary Anti-Money Laundering (AML) and Know Your Customer (KYC) regulation and requirements, both from an industry perspective but also those unique to the chosen licensing jurisdictions.

The marketing plan development will be another significant milestone, focusing on identifying and attracting customers through affiliate marketing, direct marketing, and other channels. Critical metrics like Customer Lifetime Value (CLV) and Customer Acquisition Costs (CAC) are expected to be evaluated to ensure profitability for each potential market and customer group. The business strategy will also seek to explore how to build a loyal customer base and position the casino against competitors by using the Company’s Technology Gaming Platform, which has a built in customer loyalty functionality.

As the business begins to scale, assembling a growth team of senior management across marketing, technology, compliance, and other areas will be vital. This team will attempt to manage the casino’s expansion and oversee the daily operations. During this phase, establishing internal business processes for anti-money laundering, know your customer, accounting, taxation, and responsible gambling tracking will be key to ensuring long-term success and regulatory compliance. Business continuity, disaster recovery, and cybersecurity protocols are also expected to be implemented during this period.

Before launching, integration and testing will seek to ensure that all components of the casino—front-end, back-end, games, and marketing—work seamlessly together. This testing phase will be necessary to ensure everything is aligned for the official go-live, where the website will launch to the public. During the live testing period following the launch, the team will monitor performance, customer engagement, and feedback, making necessary adjustments to optimize the platform and ensure customer satisfaction.

Management believes that this structured approach, covering technology, business strategy, licensing, game selection, marketing, and internal processes, will provide a robust roadmap to operationalize the Technology Gaming Platform. Management is targeting having the first online casino fully operational and optimized for growth by the end of Q1 2025, although there can be no guarantee that all elements of the commercialization strategy will be completed on this timeline – lack of funding, slower than anticipated evaluation and contracting, and difficulty sourcing one or more key components could all contribute to delays.

Legal and Regulatory

As management evaluates the Company’s first jurisdiction for licensing, it will evaluate multiple options to seek to find the best combination of cost-effectiveness, market acceptability, and high reputation with transparency. The Company currently plans to assess jurisdictions like Curacao, known for its affordable licensing fees and relatively quick approval process, making it attractive for a swift market entry. However, more reputable and highly regulated jurisdictions such as Malta and the Isle of Man will also be considered, as they often offer greater transparency, strong consumer trust, and better access to European markets, though at a higher cost and stricter compliance requirements. Gibraltar could also be an option due to its favorable tax regime and robust regulatory framework.

Management plans to evaluate each jurisdiction based on licensing costs, annual fees, tax rates, regulatory ease, and the ability to serve key target markets. Transparency and oversight will be critical, as the Company seeks to build credibility in the highly competitive iGaming sector. Ultimately, the jurisdiction chosen will not only be picked to offer the best balance of cost and reputation, but to also align most closely with the Company’s target launch markets, ensuring that the license supports our efforts for a successful and compliant entry into those regions.

Competition

The global iGaming business is highly competitive, driven by rapid technological advancements and the increasing demand for digital entertainment from customers globally, particularly in the mobile format. Major players in the industry compete by offering innovative platforms, diverse game selections, and enticing promotional offers (with correspondingly high customer acquisition costs). The proliferation of mobile gaming and live dealer options has added an extra layer of differentiation, as companies strive to create immersive and user-friendly experiences. Additionally, localization strategies are critical, with operators tailoring games and marketing to suit the preferences and regulatory requirements of specific regions, such as Europe, North America, and emerging markets like Asia and Latin America where much of the growth in iGaming is taking place. As new entrants continually join the market, the competition is further intensified by startups leveraging blockchain technology and cryptocurrency, offering transparency and unique features to attract tech-savvy users and a growing customer base that prefers to transact using cryptocurrencies.

The iGaming industry faces certain external challenges that impact competition, including increasingly complex regulatory environments and shifting consumer preferences. Both B2B and B2C operators must navigate complex licensing and compliance requirements, which vary significantly across jurisdictions, often leading to additional costs and operational hurdles. Furthermore, maintaining customer loyalty in an oversaturated market is increasingly difficult, pushing companies to invest heavily in loyalty programs, responsible gaming initiatives, and cutting-edge technology like artificial intelligence for personalized gaming experiences.

Management feels that the Company is very well placed in this competitive environment. In specific, we believe that there are four key features of the Company and its Gaming Technology Platform that management believes offer a competitive advantage:

1. Full cryptocurrency capability – The Gaming Technology Platform recently acquired by the Company offers full cryptocurrency capability supported by blockchain technology. Management believes this to be a key focus area for gaming participants, one where potential customers have increasing interest and engagement;

2. Player management and loyalty – As noted above, maintaining customer loyalty is critical in a very competitive market. The Company believes that its technology will allow for “best in class” player engagement, potentially increasing customer value versus customer acquisition cost;

3. Unique content – The Company is currently in early conversations with multiple unique content production and distribution companies in the iGaming sector. If agreements are reached with one or more of such entities (including but not limited joint-ventures, acquisitions, mergers and various partnerships), the Company believes that this will provide a significant competitive advantage if the Company were to ultimately launch a B2C focused business. The Company hopes to be able to leverage the Gaming Technology Platform to provide potential clients with highly unique, iGaming related content, thus reducing customer acquisition cost and increasing customer lifetime value; and

4. M&A and industry expertise – Management of the Company believes that the management and shareholders of the Company provide a unique blend of capital markets expertise related to negotiating, structuring and executing M&A transactions, plus unique industry knowledge through the involvement of experienced industry executives. Management believes this provides the Company with access to diverse and unique relationships, leading to potential acquisition and partnership opportunities. When combined with M&A expertise, management believes that the Company has a distinct competitive advantage relative to certain peers.

In terms of opportunity, cryptocurrency iGaming casinos have gained significant traction globally, which management believes presents a major opportunity for the Company given the cryptocurrency focus of the Gaming Technology Platform.

Projected Costs

Management believes that the estimated costs to commercialize an online iGaming casino can vary significantly, depending on the jurisdiction and the scale of the operation, but some key expenses are universal (and somewhat fixed), while others are variable and depend on decisions made by management around business strategy. Costs that management expects to incur, given that the Company has already acquired the Gaming Technology Platform, are expected to include the following: first, sourcing a front-end player interface involves either purchasing or developing a customized platform. Off-the-shelf solutions from iGaming software developers typically start at around $100,000, but can increase dramatically for bespoke or highly tailored platforms. Second, partnerships with game providers require initial setup fees, licensing, and revenue-sharing agreements. These costs may range from $10,000 to over $100,000 per game, depending on the scope of the partnership and the range of games offered. Third, management believes that ensuring a smooth user experience, quality design, and strong cybersecurity are essential, which can also add to the initial outlay, with estimated costs of around $500,000 to acquire a sufficient number of games for our planned platform.

Based on research undertaken by management to date, an online casino requires a robust marketing budget, often requiring at least $1-2 million in the first year to build brand recognition through digital advertising, influencer partnerships, affiliate programs, and promotions. Establishing legal and regulatory compliance frameworks adds another layer of cost. In regulated markets, obtaining licenses from gaming authorities can range from $50,000 to over $200,000 per jurisdiction, depending on the region, with ongoing costs for renewal. Legal and regulatory consultants, particularly in complex markets, will require ongoing fees, which could be $20,000 to $100,000 annually. Hiring experienced senior staff like a Chief Compliance Officer, legal experts, and marketing heads will further add to the budget. Salaries for top-tier executives can range from $250,000 to $300,000 annually, making human resources one of the largest ongoing expenses. Regulatory assistance to navigate licensing audits and compliance can add up to another $100,000 annually. Together, these elements make the initial commercialization of an online iGaming casino a significant but potentially lucrative investment.

In total, management believes that the initial cost to fully commercialize the Gaming Technology Platform, with a license in one key jurisdiction, ten games and an adequate marketing and administrative budget, ranges from $3 million to more than $5 million.

D. B2B Focus: Blockchain-Enabled Technology Platform

Management is also evaluating the potential future ability to expand into the global online gaming B2B (business-to-business) market by creating and launching a blockchain-enabled platform aimed at providing gaming operators with a cutting-edge, transparent, and secure solution for running their operations. This move would be a potential strategic extension of our newly acquired Gaming Technology Platform, leveraging the benefits of our newly acquired blockchain technology to offer innovative tools that enhance operational efficiency, player trust, and business growth for operators worldwide.

The Gaming Technology Platform, subject to build-out, as discussed above, has the capability to enable B2B customers to launch online casinos with a full suite of iGaming content including sportsbooks, online slots, table games and live casino games. The same is true in the event that the Company pursues a direct B2C product offering, which is the current focus of the Company’s strategy.

Blockchain Technology: Enhancing Trust and Security

At the core of our potential B2B offering is our advanced blockchain technology, which provides significant advantages for gaming operators. Blockchain’s decentralized and immutable nature ensures transparent and secure transaction records, allowing operators to build stronger trust with their players. Every gaming transaction, from deposits and withdrawals to bets and payouts, is recorded on the blockchain, creating an auditable trail that enhances accountability and reduces the risks of fraud or manipulation. Management believes that players are currently demanding increased accountability from gaming operators and have an enhanced focus on potential fraud in the online gaming market globally.

This increased transparency also simplifies regulatory compliance, as operators can provide clear, verifiable records to regulators in real-time. By offering a platform that integrates blockchain-enabled gaming infrastructure, we expect to help allow operators to position themselves as trustworthy and compliant, which is essential in the highly regulated gaming industry. The regulation of online gaming, cryptocurrencies and online transactions generally is converging across jurisdictions, and management believes that our emerging technology has a strong potential to address these key challenges for operators.

Seamless Cryptocurrency and FIAT Currency Support

One of the key features of our Gaming Technology Platform is our currency-agnostic framework, which supports both cryptocurrency and traditional FIAT currencies. This flexibility provides operators with the ability to cater to a diverse global audience. As cryptocurrencies like Bitcoin and Ethereum continue to gain popularity, especially among younger and tech-savvy players, our platform enables operators to attract this growing demographic by offering seamless crypto-based transactions. According to SOFTSWISS, cryptocurrency based wagering accounted for 27.5% of bets placed in the iGaming industry in 2023, with substantial differences in adoption between various markets.

At the same time, our Gaming Technology Platform also supports FIAT currency transactions to cater to traditional players who prefer to use government-issued currencies. This dual currency model is expected to enable operators to broaden their player base while offering an enhanced, user-friendly experience that adapts to the evolving preferences of players globally. We believe that the ability to use both crypto and FIAT wallets within a single platform would give operators a competitive edge in offering flexible financial options to their users.

Consumer Relationship Management

The Company’s Gaming Technology Platform also includes sophisticated tools such as a built-in customer relationship management (CRM) system, which would enable operators to optimize player engagement and retention. By providing data-driven insights and personalized interactions, operators are expected to be able to increase the lifetime value of their players, fostering long-term growth and loyalty.

While management is focused on developing the B2C business as an initial priority, the potential ability to use the Company’s Gaming Technology Platform to expand to B2B sources of revenue in the future is of strong interest, and we believe has the potential to provide a valuable source of differentiated revenue for 180 down the road.

E. Go-Forward Consolidation Strategy

Finally, management believes that we are uniquely positioned to act as a consolidator in the gaming industry, capitalizing on our Nasdaq listing, highly experienced management team and Board, and robust Gaming Technology Platform. As a publicly-traded company, our Nasdaq listing provides us with access to capital markets and a well-recognized stock currency, which we anticipate will allow us to efficiently fund potential future acquisitions. We hope that this liquidity advantage will allow us to acquire private gaming companies (both B2C and B2B) at attractive valuations, especially in a market where private firms may lack similar access to capital. Management believes that the global iGaming industry is entering a period of rapid consolidation, and that potentially attractive acquisition opportunities in key jurisdictions could become available in the future. At present, management has identified several potential targets, but is still conducting preliminary diligence and has no immediate acquisition plans.

We think that management’s experience across multiple industries, combined with a strategic vision for iGaming, enhances our ability to identify and integrate undervalued gaming companies. We plan to work to ensure that future acquisitions are not only executed effectively but also yield synergistic benefits that contribute to accretive growth. By incorporating these companies into our advanced Gaming Technology Platform, either as technology components or users of the technology, we hope to be able to optimize operational efficiencies, expand our geographic and market reach, and enhance our technological offerings, with our goal of positioning the Company as a leader in the evolving iGaming sector.

F. Distribution Methods

Distribution methods depend on whether the chosen commercialization path is via a B2B or B2C offering (or both). The Company has built, and continues to build, significant relationships with a variety of iGaming industry participants, including content producers and providers specific to the industry, content distribution sources, licensed casino operators, technology and marketing providers. Through this network, the Company has already identified a number of potentially significant distribution opportunities for both B2B and B2C product offerings by the Company. In terms of B2B, the Company has already identified potential clients that would like to launch an online blockchain casino (under their own branding) using the Gaming Technology Platform owned by the Company. These leads have been generated by strategic relationships, leading to referrals in the industry. The Company is also in the process of attending a variety of industry trade shows, and meeting with a variety of strategic industry participants, and expects to generate further potential B2B clients as a result of these activities. In terms of B2C distribution channels, should the Company launch its own online casino, the methods to build revenues are fairly standard in the industry. This generally involves acquisition of players via social media, influencers, online advertising such as Facebook & Google and also via affiliate driven traffic (third party companies that specialize in delivering players for commercial benefits). In addition to having identified several groups of assets which could potentially be used by the Company to launch an online casino, the Company is in early conversations with a variety of iGaming related content creators and distributors in addition to affiliate marketing organizations. These conversations are early stage and exploratory – no agreement in principle has been reached with any entity.

G. Legacy Biotechnology Programs

We also have three legacy biotechnology programs that are focused on different diseases or medical conditions, and that target different factors, molecules or proteins.

Due to restrictions in the Company’s resources, the Company has slowed down research and development activities significantly in the SCA platform (discussed below) and the anti-TNF platform (discussed below), and the Company has not made progress in the α7nAChR platform (discussed below) and has suspended further research and development activity in this program in the meantime.

The Company is currently evaluating all options to monetize its existing assets, in addition to exploring other strategic alternatives to maximize value for its stockholders. Our legacy biotechnology programs include:

●	fibrosis and anti-tumor necrosis factor (“TNF”);

●	drugs which are derivatives of cannabidiol (“CBD”) or cannabigerol (“CBG”) analogues (“SCAs”); and

●	alpha 7 nicotinic acetylcholine receptor (“α7nAChR”).

 Recent Events

Warrant Inducement Agreement and Related Transactions

On October 16, 2024, we entered into a warrant inducement agreement (the “Inducement Agreement”) with a holder (the “Holder”) of warrants to purchase 950,069 shares of Common Stock of the Company (the “Exercised Warrants”), pursuant to which the Holder agreed to exercise for cash the Exercised Warrants at an exercise price of $3.48 per share ($0.25 greater than the $3.23 per share exercise price of such Exercised Warrants) during the period from the date of the Inducement Agreement until 1:15 p.m., Eastern Time, on October 16, 2024. On October 16 and 17, 2024, the Exercised Warrants were exercised in full for cash by the Holder and the Company received $3,306,240 before deducting financial advisory fees and other expenses payable by us (the issuance of the 950,069 shares of Common Stock upon exercise of the Exercised Warrants, and upon receipt of $3,306,240 in consideration for the aggregate exercise price of the Exercised Warrants, the “Warrant Inducement”).

In consideration of the Holder’s agreement to exercise the Exercised Warrants in accordance with the Inducement Agreement, the Company agreed to issue new unregistered Warrants to Purchase Shares of Common Stock (the “Inducement Warrants”) to purchase a number of shares of Common Stock equal to 200% of the number of shares of Common Stock issued upon exercise of the Exercised Warrants, i.e., warrants to purchase up to 1,900,138 shares of Common Stock (the “New Warrant Shares”). The Inducement Warrants were immediately exercisable and have a term of exercise of five years.

The Company agreed in the Inducement Agreement to file a registration statement on Form S-1 to register the resale of the New Warrant Shares upon exercise of the Inducement Warrants (the “Resale Registration Statement”) by November 15, 2024 (which deadline was met), and to use commercially reasonable efforts to have such Resale Registration Statement declared effective by the Commission within sixty (60) calendar days following the date of filing with the Commission (or ninety (90) calendar days following the date of filing with the Commission in the event of a ‘full review’ by the Commission) and to keep the Resale Registration Statement effective at all times until no holder of the Inducement Warrants owns any Inducement Warrants or New Warrant Shares. In the event that the Company fails to timely deliver to the Holder the New Warrant Shares without restrictive legends, the Company has agreed to pay certain liquidated damages to the Holder. The registration statement, while timely filed, has not yet been declared effective by the SEC.

The Company has used, and expects to continue to use, the net proceeds from these transactions to advance the commercialization of the technology gaming platform recently acquired by the Company, and for working capital, and other general corporate purposes.

The Inducement Warrants have an exercise price of $1.50 per share. The exercise price and the number of shares of Common Stock issuable upon exercise of each New Warrant are subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. In addition, in certain circumstances, upon a fundamental transaction, a holder of Inducement Warrants will be entitled to receive, upon exercise of the Inducement Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the Inducement Warrants immediately prior to the fundamental transaction.

The Company may not affect the exercise of Inducement Warrants, and the applicable Holder will not be entitled to exercise any portion of any such New Warrant, which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder of such New Warrant (together with its affiliates) to exceed 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such Inducement Warrants.

The Company engaged A.G.P./Alliance Global Partners (“A.G.P.”) to provide exclusive financial services in connection with the transactions summarized above and, pursuant to a Financial Advisory Agreement between the Company and A.G.P., paid A.G.P. a financial advisory fee of $232,000, an alternative transaction fee of $100,000. In addition, we reimbursed A.G.P. for its accountable legal expenses in connection with the exercise of the Exercised Warrants and the issuance of the Inducement Warrants of $65,000 and $10,000 non-accountable expenses. In addition, we paid A.G.P. $29,923, half of the financial advisory fees due in connection with a December 2023 warrant inducement. As of the date of this prospectus, a total of $436,923 related to the aforementioned transaction has been paid to A.G.P and there is no balance outstanding.

Corporate Information

We were originally formed as KBL Merger Corp. IV, a blank check company organized under the laws of the State of Delaware on September 7, 2016, which consummated its initial public offering on June 7, 2017. On November 6, 2020, we consummated a business combination and, in connection therewith, changed our name to 180 Life Sciences Corp.

Our principal executive offices are located at 3000 El Camino Real, Bldg. 4, Suite 200, Palo Alto, California 94306, and our telephone number is (650) 507-0669. We maintain a website at www.180lifesciences.com. We have not incorporated by reference into this prospectus the information in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus.

The Offering

Common stock offered by us	1,200,000 shares of Common Stock

Offering price per share	$2.41

Common Stock outstanding immediately before this offering	1,976,999 shares

Common Stock outstanding immediately after this offering	3,176,999 shares

Use of Proceeds	We intend to use the net proceeds of this offering for working capital and general corporate purposes, which may include operationalizing and developing our recently acquired Technology Gaming Platform and capital expenditures. See “Use of Proceeds” on page S-34 of this prospectus supplement.

Concurrent Private Placement	In a concurrent private placement, we are also selling to the purchasers of shares of our Common Stock in this offering Purchase Warrants to purchase up to an aggregate of 1,200,000 shares of our Common Stock. The Purchase Warrants will have an exercise price of $2.41 per share, will be immediately exercisable and will expire five and a half years from the date of issuance. The Purchase Warrants issued in the private placement and the shares of our Common Stock issuable upon the exercise of the Purchase Warrants are not being registered under the Securities Act at this time, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. See “Private Placement Transaction.”

Risk factors	Your investment in our shares of Common Stock involves substantial risks. You should consider the “Risk Factors” and the “Cautionary Note Regarding Forward-Looking Statements” included and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference from our filings with the SEC.

Nasdaq symbol	“ATNF”

The number of shares of our Common Stock outstanding is based on 1,976,999 shares outstanding as of December 27, 2024, and excludes, as of such date:

●	22,891 shares of Common Stock issuable upon the exercise of outstanding stock options;

●	6,462 additional shares of our Common Stock reserved for future issuance under our 2020 Omnibus Incentive Plan;

●	16,052 additional shares of our Common Stock reserved for future issuance under our 2022 Omnibus Incentive Plan;

●	(a) 15,132 shares of Common Stock issuable upon the exercise of outstanding public warrants exercisable at an exercise price of $4,370.00 per share, (b) 6,748 shares of Common Stock issuable upon the exercise of certain outstanding private placement warrants at an exercise price of $1,900.00 per share, (c) 6,579 shares of Common Stock issuable upon the exercise of certain outstanding private placement warrants at an exercise price of $2,850.00 per share, (d) 4,049 shares of Common Stock issuable upon exercise of certain outstanding warrants to purchase shares of Common Stock with an exercise price of $3.23 per share, (e) 3,000,000 shares of Common Stock issuable upon the exercise of warrants to purchase 3,000,000 shares of Common Stock with an exercise price of $1.68 per share, (f) 168 shares of Common Stock issuable upon exercise of warrants with an exercise price of $2,006.40 per share, and (g) 1,900,138 shares of Common Stock issuable upon exercise of warrants to purchase shares of Common Stock with an exercise price of $1.50 per share; and

●	1,318,000 shares of Common Stock issuable upon conversion of 1,000,000 shares of Series B Convertible Preferred Stock.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options and warrants (including the Purchase Warrants).

Risk Factors

An investment in our shares of Common Stock involves a high degree of risk. Before deciding whether to invest in our shares of Common Stock, you should consider carefully the risks and uncertainties described below and under the section captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, subsequent Quarterly Filings on Form 10-Q and other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein and in any free writing prospectus that we may authorize for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could suffer materially. In such event, the trading price of our Common Stock could decline and you might lose all or part of your investment.

Risks Relating to this Offering and our Common Stock

We currently have an illiquid and volatile market for our Common Stock, and the market for our Common Stock is and may remain illiquid and volatile in the future.

We currently have a highly sporadic, illiquid and volatile market for our Common Stock, which market is anticipated to remain sporadic, illiquid and volatile in the future. During the last 52 weeks our Common Stock has traded as high as $17.75 per share and as low as $1.16 per share. The market price of our Common Stock may continue to be highly volatile and subject to wide fluctuations. Our financial performance, government regulatory action, tax laws, interest rates, and market conditions in general could have a significant impact on the future market price of our Common Stock.

●	“short squeezes”;

●	comments by securities analysts or other third parties, including blogs, articles, message boards and social and other media;

●	large stockholders exiting their position in our securities or an increase or decrease in the short interest in our securities;

●	actual or anticipated fluctuations in our financial and operating results;

●	changes in foreign currency exchange rates;

●	the commencement, enrollment or results of our planned or future clinical trials of our product candidates or those of our competitors;

●	the success of competitive drugs or therapies;

●	regulatory or legal developments in the U.S. and other countries;

●	the success of competitive products or technologies;

●	developments or disputes concerning patent applications, issued patents or other proprietary rights;

●	the recruitment or departure of key personnel;

●	the level of expenses related to our iGaming operations, product candidates or clinical development programs;

●	litigation matters, including amounts which may or may not be recoverable pursuant to our officer and director insurance policies, regulatory actions affecting the Company and the outcome thereof;

●	the results of our efforts to discover, develop, acquire or in-license additional product candidates;

●	actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

●	our inability to obtain or delays in obtaining adequate drug supply for any approved drug or inability to do so at acceptable prices;

●	disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;

●	the timing and outcome of our plans to commercialize our iGaming intellectual property;

●	significant lawsuits, including patent or stockholder litigation;

●	variations in our financial results or those of companies that are perceived to be similar to us;

●	changes in the structure of healthcare payment systems, including coverage and adequate reimbursement for any approved drug;

●	market conditions in the pharmaceutical and biotechnology sectors;

●	general economic, political, and market conditions and overall fluctuations in the financial markets in the U.S. and abroad; and

●	investors’ general perception of us and our business.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “ATNF.” Our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Common Stock. Additionally, general economic, political and market conditions, such as recessions, inflation, war, interest rates or international currency fluctuations may adversely affect the market price of our Common Stock. Due to the limited volume of our shares which trade, we believe that our stock prices (bid, ask and closing prices) may not be related to our actual value, and not reflect the actual value of our Common Stock. You should exercise caution before making an investment in us.

Stock markets in general and our stock price in particular have recently experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies and our company. For example, during 2022, the closing sales prices of our Common Stock ranged from a post-split adjusted high of $1,482.04 per share to a low of $23.56 per share, during fiscal 2023, the closing sales prices of our Common Stock ranged from a high of $100.70 per share to a low of $3.21 per share and during fiscal 2024 (through the date of this prospectus), the closing sales prices of our Common Stock ranged from a post-split adjusted high of $6.47 per share to a low of $1.18 per share. During this time, we do not believe that we have experienced any material changes in our financial condition or results of operations that would explain such price volatility or trading volume; however, we have sold equity which was dilutive to existing stockholders. These broad market fluctuations may adversely affect the trading price of our securities. Additionally, these and other external factors have caused and may continue to cause the market price and demand for our Common Stock to fluctuate substantially, which may limit or prevent our stockholders from readily selling their shares of our Common Stock and may otherwise negatively affect the liquidity of our Common Stock.

Additionally, as a result of the illiquidity of our Common Stock, investors may not be interested in owning our Common Stock because of the inability to acquire or sell a substantial block of our Common Stock at one time. Such illiquidity could have an adverse effect on the market price of our Common Stock. In addition, a shareholder may not be able to borrow funds using our Common Stock as collateral because lenders may be unwilling to accept the pledge of securities having such a limited market. An active trading market for our Common Stock may not develop or, if one develops, may not be sustained.

In the past, many companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

The exercise of the outstanding options and warrants, and the sale of Common Stock upon exercise thereof, may adversely affect the trading price of our securities.

As of the date of this prospectus supplement, we had 22,891 shares of Common Stock issuable upon the exercise of outstanding stock options, with a weighted average exercise price of $61.92 per share; (a) 15,132 shares of Common Stock issuable upon the exercise of outstanding public warrants exercisable at an exercise price of $4,370.00 per share, (b) 6,748 shares of Common Stock issuable upon the exercise of certain outstanding private placement warrants at an exercise price of $1,900.00 per share, (d) 6,579 shares of Common Stock issuable upon the exercise of certain outstanding private placement warrants at an exercise price of $2,850.00 per share, (e) 4,049 shares of Common Stock issuable upon exercise of certain outstanding warrants to purchase shares of Common Stock with an exercise price of $3.23 per share, (f) 3,000,000 shares of Common Stock issuable upon the exercise of warrants to purchase 3,000,000 shares of Common Stock with an exercise price of $1.68 per share, (g) 168 shares of Common Stock issuable upon exercise of warrants with an exercise price of $2,006.40 per share, and (h) 1,900,138 shares of Common Stock issuable upon exercise of warrants to purchase shares of Common Stock with an exercise price of $1.50 per share. For the life of the options and warrants, the holders have the opportunity to profit from a rise in the market price of our Common Stock without assuming the risk of ownership. The issuance of shares upon the exercise of outstanding securities will also dilute the ownership interests of our existing stockholders.

The availability of these shares for public resale, as well as any actual resales of these shares, could adversely affect the trading price of our Common Stock. We cannot predict the size of future issuances of our Common Stock pursuant to the exercise of outstanding options or warrants or conversion of other securities, or the effect, if any, that future issuances and sales of shares of our Common Stock may have on the market price of our Common Stock. Sales or distributions of substantial amounts of our Common Stock (including shares issued in connection with an acquisition), or the perception that such sales could occur, may cause the market price of our Common Stock to decline.

In addition, the Common Stock issuable upon exercise/conversion of outstanding convertible securities may represent overhang that may also adversely affect the market price of our Common Stock. Overhang occurs when there is a greater supply of a company’s stock in the market than there is demand for that stock. When this happens the price of our stock will decrease, and any additional shares which stockholders attempt to sell in the market will only further decrease the share price. If the share volume of our Common Stock cannot absorb shares sold by holders of our outstanding convertible securities, then the value of our Common Stock will likely decrease.

You will experience immediate and substantial dilution in the net tangible book value per share of the Common Stock you purchase. You may also experience future dilution as a result of future equity offerings.

Our historical pro forma net tangible book value as of September 30, 2024, taking into account into account the Warrant Inducement, discussed in greater detail above, was approximately $(2.6 million), or approximately $(1.34) per share of our Common Stock. After giving effect to the sale of 1,200,000 shares of Common Stock to be sold in this offering at the public offering price of $2.41 per share, our as-adjusted net tangible book value as of September 30, 2024 would have been approximately ($0.1) million, or approximately ($0.03) per share of our Common Stock. This represents an immediate increase in the net tangible book value of $1.31 per share of our Common Stock to our existing stockholders and an immediate dilution in pro forma net tangible book value of approximately ($2.44) per share of our Common Stock to new investors, representing the difference between the public offering price and our pro forma as-adjusted net tangible book value as of September 30, 2023, after giving effect to this offering. Furthermore, if outstanding options or warrants are exercised, you could experience further dilution.

In addition, we have a number of stock options and warrants and convertible securities outstanding, and, in order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering. In the event that the outstanding options or warrants are exercised or settled, convertible securities are converted, or that we make additional issuances of Common Stock or other convertible or exchangeable securities, you could experience additional dilution. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, including investors who purchase shares of Common Stock in this offering. The price per share at which we sell additional shares of our Common Stock or securities convertible into Common Stock in future transactions, may be higher or lower than the price per share in this offering. As a result, purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell at prices significantly below the price at which they invested. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participated in this offering.

Resales of our Common Stock in the public market during this offering by our stockholders may cause the market price of our Common Stock to fall.

Sales of a substantial number of shares of our Common Stock could occur at any time. The issuance of new shares of our Common Stock could result in resales of our Common Stock by our current stockholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our Common Stock.

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We intend to use the net proceeds of this offering for working capital and general corporate purposes, which may include operationalizing and developing our recently acquired Technology Gaming Platform and capital expenditures, as described in the section of this prospectus supplement entitled “Use of Proceeds” on page 4 of this prospectus supplement. We will have broad discretion in the application of the net proceeds in the category of general corporate purposes and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering.

The precise amount and timing of the application of these proceeds, if any, will depend upon a number of factors, such as the timing and progress of efforts to complete a strategic transaction, our research and development efforts, our funding requirements and the availability and costs of other funds. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Depending on the outcome of our efforts and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different manners than we currently anticipate.

The failure by our management to apply these funds effectively could harm our business, financial condition and results of operations. Pending their use, we may invest the net proceeds from this offering in short-term, interest-bearing instruments. These investments may not yield a favorable return to our stockholders.

This offering may cause the trading price of our Common Stock to decrease.

The price per share, together with the number of shares of Common Stock we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our Common Stock. This decrease may continue after the completion of this offering.

Stockholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of additional shares of our Common Stock.

Wherever possible, our Board will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our Common Stock or where shares are to be issued to our officers, directors and applicable consultants. Our Board of Directors has authority, without action or vote of the stockholders, but subject to Nasdaq rules and regulations (which generally require stockholder approval for any transactions which would result in the issuance of more than 20% of our then outstanding shares of Common Stock or voting rights representing over 20% of our then outstanding shares of stock, subject to certain exceptions), to issue all or part of the authorized but unissued shares of Common Stock. In addition, we may attempt to raise capital by selling shares of our Common Stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing stockholders, which may further dilute Common Stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management.

In the past we have not been in compliance with Nasdaq’s continued listing standards and may not be in compliance with such standards in the future, and are currently subject to a one year mandatory panel monitor, and as a result our Common Stock and public warrants may be delisted from Nasdaq.

Our Common Stock and public warrants trade on Nasdaq under the symbols “ATNF” and “ATNFW,” respectively. Notwithstanding such listing, there can be no assurance any broker will be interested in trading our securities. Therefore, it may be difficult to sell our securities publicly. There is also no guarantee that we will be able to maintain our listings on Nasdaq for any period of time by perpetually satisfying Nasdaq’s continued listing requirements.

We have previously been out of compliance with Nasdaq’s continued listing requirements due to our failure to maintain a minimum bid price of at least $1.00 per share for our Common Stock, which failure was remedied in March 2024.

Also, on October 11, 2023, the Company received written notice from Nasdaq notifying the Company that it was not in compliance with the shareholder approval requirements set forth in Nasdaq Listing Rule 5635(d), which require prior shareholder approval for transactions, other than public offerings, involving the issuance of 20% or more of the pre-transaction shares outstanding at less than the applicable Minimum Price (as defined in Listing Rule 5635(d)(1)(A)), which non-compliance we remedied in December 2023.

Additionally, on November 15, 2023, the Company received a letter from Nasdaq notifying the Company that it was not in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) (the “Equity Rule”) requires companies listed on the Nasdaq Capital Market to maintain stockholders’ equity of at least $2,500,000. In the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, the Company reported a stockholders’ deficit of ($149,327), which was below the minimum stockholders’ equity required for continued listing pursuant to the Equity Rule. Additionally, the Company did not meet the alternative Nasdaq continued listing standards under Nasdaq Listing Rules and did not meet the minimum stockholders’ equity requirement as of December 31, 2023, March 31, 2024 or June 30, 2024.

Nasdaq provided the Company until January 2, 2024 to submit to Nasdaq a plan to regain compliance. We submitted the plan to regain compliance in a timely manner, and on January 11, 2024, Nasdaq advised the Company that it has determined to grant the Company an extension to regain compliance with the Equity Rule, subject to certain requirements, including completing the transactions outlined in the plan of compliance which were intended to increase the Company’s stockholders’ equity to more than $2.5 million.

While the Company was able to undertake some of the transactions described in the compliance plan, it was unable to regain compliance with the Equity Rule prior to the end of the plan period (May 13, 2024). As a result, on May 14, 2024, the Company received a delist determination letter from the Listing Qualifications department of The Nasdaq Stock Market LLC (the “Staff”) advising the Company that the Staff had determined that the Company did not meet the terms of the extension. On May 17, 2024, the Company requested an appeal of the Staff’s delisting determination, and on May 20, 2024, the Staff advised the Company that the delisting action referenced in the Staff’s determination letter had been stayed, pending a final written decision by the Nasdaq Hearings Panel (“Panel”). On July 2, 2024, the Company received notice that the Panel had determined to grant the Company’s request to continue its listing on The Nasdaq Stock Market, subject to the Company meeting certain conditions, including filing on or before July 31, 2024, a public disclosure describing the transactions undertaken by the Company to achieve compliance with Nasdaq’s continued listing rules and demonstrate long-term compliance with the Equity Rule and providing an indication of its equity following those transactions. On July 22, 2024, the Panel granted the Company’s request for additional time to achieve compliance with Nasdaq’s continued listing rules and demonstrate long-term compliance with the Equity Rule. Specifically, the Hearings Panel subsequently extended that deadline to September 30, 2024, and further to October 15, 2024, to regain compliance with the Equity Rule and to allow the continued listing of the Company’s Common Stock and warrants on The Nasdaq Stock Market through such date, subject to the Company’s compliance with the Equity Rule on or prior to such date.

As a result of the acquisition of the Purchased Assets (discussed above), issuance of the 1,000,000 shares of Series B Convertible Preferred Stock and Purchase Agreement Warrants, on October 4, 2024, we received a letter from Nasdaq confirming that we had regained compliance with the Equity Rule. Nasdaq also advised the Company that in application of Listing Rule 5815(d)(4)(B), the Company will be subject to a mandatory panel monitor for a period of one year from the date of such letter. If, within that one-year monitoring period, the Staff finds that the Company is no longer in compliance with the Equity Rule, then, notwithstanding Rule 5810(c)(2), the Company will not be permitted to provide Staff with a plan of compliance with respect to such deficiency and the Staff will not be permitted to grant additional time for the Company to regain compliance with respect to such deficiency, nor will the Company be afforded an applicable cure or compliance period pursuant to Rule 5810(c)(3). Instead, the Staff will issue a Delist Determination Letter and the Company will have an opportunity to request a new hearing with the initial Panel or a newly convened Hearings Panel if the initial Panel is unavailable. The Company will have the opportunity to respond/present to the Hearings Panel as provided by Listing Rule 5815(d)(4)(C) and the Company’s securities may at that time be delisted from Nasdaq.

If the Company’s Common Stock and public warrants are delisted, it could be more difficult to buy or sell the Company’s Common Stock and public warrants or to obtain accurate quotations, and the price of the Company’s Common Stock and public warrants could suffer a material decline. Delisting could also impair the Company’s ability to raise capital and/or trigger defaults and penalties under outstanding agreements or securities of the Company.

Separately, on May 14, 2024, the Staff provided us notice of our non-compliance with the audit committee requirements for continued listing on Nasdaq set forth in Listing Rule 5605(c)(2), which requires that listed companies maintain an audit committee of at least three independent directors. Nasdaq provided the Company a cure period in order to regain compliance, and we regained compliance with this listing rule in December 2024.

Among the conditions required for continued listing on The Nasdaq Capital Market, Nasdaq requires us to maintain at least $2.5 million in stockholders’ equity or $500,000 in net income over the prior two years or two of the prior three years. As of September 30, 2023, December 31, 2023, March 31, 2024, and June 30, 2024, our stockholders’ equity was below $2.5 million and we did not otherwise meet the net income requirements described above, and as such, we were not in compliance with Nasdaq’s continued listing standards relating to minimum stockholders’ equity until September 30, 2024.

Our failure to meet Nasdaq’s continued listing requirements for the reasons above, or any other reason, may result in our securities being delisted from Nasdaq.

Additional conditions required for continued listing on Nasdaq include requiring that we have a majority of independent directors, a two-person compensation committee and a three-member audit committee (each consisting of all independent directors), which three-person audit committee requirement we have not met from time to time in the past. As a result, our Common Stock and public warrants may be delisted from Nasdaq.

We also have to continue to meet other objective and subjective listing requirements to continue to be listed on The Nasdaq Capital Market. Delisting from The Nasdaq Capital Market could make trading our Common Stock and public warrants more difficult for investors, potentially leading to declines in our share price and liquidity. Without a Nasdaq Capital Market listing, stockholders may have a difficult time getting a quote for the sale or purchase of our Common Stock and public warrants, the sale or purchase of our Common Stock and public warrants would likely be made more difficult, and the trading volume and liquidity of our Common Stock and public warrants could decline. Delisting from The Nasdaq Capital Market could also result in negative publicity and could also make it more difficult for us to raise additional capital. The absence of such a listing may adversely affect the acceptance of our Common Stock as currency or the value accorded by other parties. Further, if we are delisted, we would also incur additional costs under state blue sky laws in connection with any sales of our securities. These requirements could severely limit the market liquidity of our Common Stock and public warrants and the ability of our stockholders and warrant holders to sell our Common Stock and public warrants in the secondary market. If our Common Stock and public warrants are delisted by Nasdaq, our Common Stock and public warrants may be eligible to trade on an over-the-counter quotation system, such as the OTCQB Market or the OTC Pink market, where an investor may find it more difficult to sell our Common Stock and public warrants or obtain accurate quotations as to the market value of our Common Stock and public warrants. In the event our Common Stock and public warrants are delisted from The Nasdaq Capital Market, we may not be able to list our Common Stock on another national securities exchange or obtain quotation on an over-the counter quotation system.

There may not be sufficient liquidity in the market for our securities in order for investors to sell their shares. The market price of our Common Stock may continue to be volatile.

The market price of our Common Stock will likely continue to be highly volatile. Some of the factors that may materially affect the market price of our Common Stock are beyond our control, such as conditions or trends in the industry in which we operate or sales of our Common Stock. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.

As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a mature issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. It is possible that a broader or more active public trading market for our Common Stock will not develop or be sustained, or that trading levels will not continue. These factors may materially adversely affect the market price of our Common Stock, regardless of our performance. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our Common Stock.

Future sales of our Common Stock in the public market could cause our stock price to fall.

Sales of a substantial number of shares of our Common Stock in the public market, or the perception that these sales might occur, could depress the market price of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities. As of December 27, 2024, we had 1,976,999 shares of Common Stock outstanding, all of which shares were, and continue to be, eligible for sale in the public market, subject in some cases to compliance with the requirements of Rule 144, including the volume limitations and manner of sale requirements. In addition, all of the shares offered under this prospectus supplement will be freely tradable without restriction or further registration upon issuance.

Risks Relating to Our Need For Additional Funding

Our current cash balance is only expected to be sufficient to fund our planned business operations until approximately December 2025, if we do not raise funding in this offering. If additional capital is not available, we may not be able to pursue our planned business operations, may be forced to change our planned business operations, or may take other actions that could adversely impact our stockholders, including seeking bankruptcy protection.

We are a clinical stage biotechnology company that is transitioning into the iGaming industry which currently has no revenue. Thus, our business does not generate the cash necessary to finance our planned business operations. We will require significant additional capital to: (i) protect our intellectual property; (ii) attract and retain highly-qualified personnel; (iii) respond effectively to competitive pressures; and (iv) acquire complementary businesses or technologies.

Our future capital needs depend on many factors, including: (i) the scope, duration and expenditures associated with our research, development and commercialization efforts as they relate to iGaming; (ii) the outcome of potential partnering or licensing transactions, if any; (iii) competing technological developments with regards to our iGaming platform; and (iv) protecting and supporting our proprietary patent positions.

We will need to raise substantial additional funds through public or private equity offerings, debt financings or strategic alliances and licensing arrangements to finance our planned business operations. We may not be able to obtain additional financing on terms favorable to us, if at all. General market conditions, rising interest rates and inflation, as well as global conflicts such as the ongoing conflict between Ukraine and Russia, and Israel and Hamas, may make it difficult for us to seek financing from the capital markets, and the terms of any financing may adversely affect the holdings or the rights of our stockholders. For example, if we raise additional funds by issuing equity securities, further dilution to our stockholders will result, which may substantially dilute the value of their investment. Any equity financing may also have the effect of reducing the conversion or exercise price of our outstanding convertible or exercisable securities, which could result in the issuance (or potential issuance) of a significant number of additional shares of our Common Stock. In addition, as a condition to providing additional funds to us, future investors may demand, and may be granted, rights superior to those of existing stockholders. Debt financing, if available, may involve restrictive covenants that could limit our flexibility to conduct future business activities and, in the event of insolvency, could be paid before holders of equity securities received any distribution of our assets. We may be required to relinquish rights to our technologies or product candidates, or grant licenses through alliance, joint venture or agreements on terms that are not favorable to us, in order to raise additional funds. Our current cash balance is only expected to be sufficient to fund our planned business operations until approximately December 2025, if we do not raise funding in this offering. If adequate funds are not available, we may have to delay, reduce or eliminate one or more of our planned activities with respect to our business, or terminate our operations, or may be forced to seek bankruptcy protection. These actions would likely reduce the market price of our Common Stock.

We will need additional capital which may not be available on commercially acceptable terms, if at all, which raises questions about our ability to continue as a going concern.

The Company has not generated any revenues and has incurred significant losses since inception. As of September 30, 2024, the Company had an accumulated deficit of $129,238,340 and a working capital deficit of $5,158,449, and for the nine months ended September 30, 2024, a net loss of $1,894,683 and cash used in operating activities of $529,906. The Company expects to invest a significant amount of capital to commercialize its iGaming assets and fund research and development. On September 29, 2024, the Company acquired certain source code and intellectual property relating to an online blockchain casino and plans to build and launch a fully operational casino operation as part of its future operations. The Company expects to invest a significant amount of capital to fund the development and operation of this business. As a result, the Company expects that its operating expenses will increase significantly, and consequently will require significant revenues to become profitable. Even if the Company does become profitable, it may not be able to sustain or increase profitability on a quarterly or annual basis. The Company cannot predict when, if ever, it will be profitable. Our Consolidated Financial Statements included herein have been prepared assuming we will continue as a going concern. As we are not generating revenues, we need to raise a significant amount of capital in order to pay our debts and cover our operating costs. While we have raised funds in the past through debt and the sale of equity, there is no assurance that we will be able to raise additional needed capital or that such capital will be available under favorable terms.

We are subject to all the substantial risks inherent in the development of a new business enterprise within an extremely competitive industry. Due to the absence of a long-standing operating history and the emerging nature of the markets in which we compete, we anticipate operating losses until we can successfully implement our business strategy, which includes all associated revenue streams. We may never achieve profitable operations or generate significant revenues.

We currently have a monthly cash requirement spend of approximately $200,000. We believe that in the aggregate, we will require significant additional capital funding to support and expand our iGaming assets, the research and development and marketing of our products, fund future clinical trials, repay debt obligations, provide capital expenditures for additional equipment and development costs, payment obligations, office space and systems for managing the business, and cover other operating costs until our planned revenue streams from products are fully-implemented and begin to offset our operating costs, if ever.

Since our inception, we have funded our operations with the proceeds from equity and debt financing. We have experienced liquidity issues due to, among other reasons, our limited ability to raise adequate capital on acceptable terms. We have historically relied upon the sale of equity and debt funding that is convertible into shares of our Common Stock to fund our operations and have devoted significant efforts to reduce that exposure. We anticipate that we will need to issue equity to fund our operations and fund our operating expenses for the foreseeable future. If we are unable to achieve operational profitability or we are not successful in securing other forms of financing, we will have to evaluate alternative actions to reduce our operating expenses and conserve cash.

These conditions raise substantial doubt about our ability to continue as a going concern. The Consolidated Financial Statements included herein have been prepared in accordance with accounting principles generally accepted in the United States on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, the Consolidated Financial Statements included herein do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should we be unable to continue as a going concern. The Consolidated Financial Statements included herein also include a going concern footnote.

Risks Relating to our Ineffective Disclosure Controls and Procedures

We have in the past, and may in the future, identify material weaknesses in our disclosure controls and procedures and internal control over financial reporting. If not remediated, our failure to establish and maintain effective disclosure controls and procedures and internal control over financial reporting could result in material misstatements in our financial statements and a failure to meet our reporting and financial obligations, each of which could have a material adverse effect on our financial condition and the trading price of our securities.

The Company’s management evaluated, with the participation of our principal executive officer and principal financial and accounting officer, the effectiveness of our disclosure controls and procedures as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act, as of the end of March 31, 2024, June 30, 2024 and September 30, 2024. Based on their evaluation, our principal executive officer and principal financial and accounting officer concluded that, as of March 31, 2024, June 30, 2024 and September 30, 2024, our disclosure controls and procedures were not effective to provide assurance at a reasonable level that the information we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms, and that such information is accumulated and communicated to our management, including our principal executive officer and principal financial and accounting officer, as appropriate, to allow timely decisions.

Management’s evaluation was based on the following material weaknesses in our internal control over financial reporting:

●	Ineffective controls: The Company’s review and control procedures did not operate at the appropriate level of precision to determine that reversals of year-end bonus accruals related to a discontinued R&D project should have been recorded as the forgiveness of a liability, and therefore an increase in Other Income on the income statement, as opposed to a reduction to R&D expense.

A material weakness is a control deficiency or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. As a company with limited accounting resources, a significant amount of management’s time and attention has been and will be diverted from our business to ensure compliance with these regulatory requirements.

Our management plans to establish procedures to monitor and evaluate the effectiveness of our internal controls over financial reporting on an ongoing basis and is committed to taking further action and implementing necessary enhancements or improvements. Management expects to complete an assessment of the design and operating effectiveness of its internal controls over financial reporting during the fourth quarter of 2024. Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management continues to take steps to develop and enhance its internal controls over financial reporting, and has implemented the following controls to remediate the above material weakness:

●	Implement an added layer of technical review by the SEC Reporting Director for one time significant entries to ensure appropriate classification is assessed

We expect to incur costs of approximately $25,000 to $50,000 in connection with such remediation efforts.

Management will consider the material weakness to be fully remediated once the controls have been operating effectively for sufficient contiguous reporting periods, and after Management has validated the effective operation of the controls through testing.

Maintaining effective disclosure controls and procedures and effective internal control over financial reporting are necessary for us to produce reliable financial statements and we are committed to remediating our material weaknesses in such controls as promptly as possible. However, there can be no assurance as to when these material weaknesses will be remediated or that additional material weaknesses will not arise in the future. Any failure to remediate the material weaknesses, or the development of new material weaknesses in our internal control over financial reporting, could result in material misstatements in our financial statements and cause us to fail to meet our reporting and financial obligations on a timely and accurate basis. If our financial statements are not accurate, investors may not have a complete understanding of our operations or may lose confidence in our reported financial information. Likewise, if our financial statements are not filed on a timely basis as required by the SEC and Nasdaq, we could face severe consequences from those authorities. Any of these cases could result in a material adverse effect on our business, on our financial condition or have a negative effect on the trading price of our Common Stock and warrants. Further, if we fail to remedy any future deficiencies or maintain the adequacy of our disclosure controls and procedures and our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties or stockholder litigation against us or our management.

We can give no assurance that the measures we would take in the future will remediate any additional material weaknesses which could be identified, or restatements of our financial statements will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of those controls.

Further, in the future, if we cannot conclude that we have effective internal control over our financial reporting, or if our independent registered public accounting firm is unable to provide an unqualified opinion regarding the effectiveness of our internal control over financial reporting (to the extent we may be required in the future), investors could lose confidence in the reliability of our financial statements, which could lead to a decline in our stock price. Failure to comply with reporting requirements could also subject us to sanctions and/or investigations by the SEC or Nasdaq, as applicable, or other regulatory authorities.

In addition, even if we would be successful in strengthening our controls and procedures, those controls and procedures may not be adequate to prevent or identify irregularities or facilitate the fair presentation of our financial statements or our periodic reports filed with the SEC. This may require us to restate prior financial statements.

Risks Relating to our Accounts Payable

Our accounts payable are significant, and we do not currently have sufficient funds to pay such accounts payable, a large portion of which are past due.

We do not currently have adequate cash on hand, and do not expect to generate revenues, sufficient to pay down our significant accounts payable balance, which is currently approximately $2.3 million. A large portion of our accounts payable balance represents amounts which are past due. While we are actively working with creditors to attempt to satisfy amounts owed in shares of Common Stock, the issuance of which may cause dilution to existing stockholders, there can be no assurance that such creditors will agree to accept equity in lieu of cash. Such creditors may in the future exercise remedies, including suing the Company for nonpayment or attempting to force the Company into receivership. Creditor litigation may be costly and resource intensive, which could deplete our already limited available cash and/or force us to raise additional funding, which may be dilutive to existing stockholders or seek bankruptcy protection. In the event of a bankruptcy proceeding or insolvency, or restructuring of our capital structure, holders of the Company’s Common Stock could suffer a total loss of their investment.

Risks Relating to our Planned Online Casino Operations

We have no operating history in the gaming industry and have incurred significant operating losses since inception. We may never become profitable or, if achieved, be able to sustain profitability.

We have no operating history in the gaming industry upon which to base any assumption as to the likelihood that our gaming operations will prove successful, and we may never achieve profitable operations. We currently expect to incur net losses for the foreseeable future. Even if we do achieve profitability, there can be no guarantee that we will be able to sustain profitability. As a result of the acquisition of certain blockchain casino intellectual property, we plan to focus a portion of our attention on the online gaming industry, and we have limited experience in that industry. If we are unsuccessful in operating our business, it will have a material adverse impact on our business, financial condition and results of operations.

The online gaming industry is highly competitive, and if the Company fails to compete effectively, it could experience price reductions, reduced margins or loss of revenues.

The online gaming industry is highly competitive. A number of companies offer products and services that are similar to the Company’s planned online casino. The majority of the Company’s current and potential competitors have longer operating histories, significantly greater financial, technical and marketing resources, greater name recognition, broader or more integrated product offerings, larger technical staffs and a larger installed customer base. These competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements, develop superior products, and devote greater resources to the development, promotion and sale of online gaming operations than the Company can.

Because of the rapid growth of the gaming industry, and the relatively low capital barriers to entry in the software industry, the Company expects additional competition from other established and emerging companies. Additionally, the Company’s competitors could combine or merge to become more formidable competitors or may adapt more quickly than we can to new technologies, evolving industry trends and changing customer requirements.

Competition within the global entertainment and gaming industries is intense and the  future offerings of the Company may not be able to compete against other competing forms of entertainment such as television, movies and sporting events, as well as other entertainment and gaming options on the Internet. If the Company’s offerings are not popular, the Company’s business could be harmed.

The Company plans to begin operating in the global gaming industry. The users of the Company’s planned online casino offering will face a vast array of entertainment choices. Other forms of entertainment, such as television, movies, sporting events and in-person casinos, are more well established and may be perceived by users to offer greater variety, affordability, interactivity and enjoyment. The Company’s planned products and services will compete with these other forms of entertainment for the discretionary time and income of end users. If we are unable to sustain sufficient interest in the Company’s planned products, services and offerings in comparison to other forms of entertainment, including new forms of entertainment, the Company’s business model may not be viable.

The Company will face the risk of fraud, theft, and cheating.

The Company will face the risk that third-parties, employees or consultants may attempt or commit fraud or theft or cheat using the Company’s products. Such risks include backdoors, nefarious code and other efforts. Failure to discover such acts or schemes in a timely manner could result in losses in the Company’s operations and those of the Company’s future customers. Negative publicity related to such acts or schemes could have an adverse effect on the Company’s reputation, potentially causing a material adverse effect on the Company’s business.

We will be reliant on third-party gaming content for our games.

We expect to be reliant on third-parties for our gaming content and to have no control over the providers of our content. Our business could be adversely affected if our access to games is limited or delayed.

We expect that in the future our access to gaming content will be controlled by one or a small number of entities, who, if they work together, could materially limit our access to games and other content and available providers may not choose to license games to us. Our business may be adversely affected if our access to games is limited or delayed because of deterioration in our relationships with one or more of these providers or if they choose not to license to us for any other reason.

Even if we are able to secure rights to gaming content from providers or creators, external groups may object and may exert pressure on third parties to discontinue licensing rights to us, hold back content from us, or increase content fees. Content providers also may attempt to take advantage of their market power to demand onerous financial terms from us. If any of these content providers were to not enter into contracts with us, or renew contracts at their expiration, fail to meet their contractual obligations, or cease operations for any reason, and if no suitable alternative providers were available, we could be unable to operate our planned gaming platform. Our inability to retain such third-party providers or find suitable alternate providers in a timely manner could lead to significant costs and disruptions that could prevent us from generating revenues, reduce our future revenue, harm our business reputation, and have a material adverse effect on our financial condition and results of operations.

The cost of gaming content may be material and may be greater than our revenues, resulting in future net losses.

To the extent that we are unable to license a large amount of content or the content of certain popular games, our business, operating results, and financial condition could be materially harmed.

The Company will rely on third party cloud services and such providers or services may encounter technical problems and service interruptions.

The Company expects to host its future services on a combination of proprietary and cloud servers. Such servers have in the past and may in the future experience slower response times or interruptions as a result of increased traffic or other reasons. The Company will not have control over the operations of the facilities or infrastructure of the third-party service providers that they use. Such third parties’ facilities are vulnerable to damage or interruption from natural disasters, cybersecurity attacks, terrorist attacks, power outages and similar events or acts of misconduct. We expect that the continuing and uninterrupted performance of the Company’s platform will be critical to our success. The Company may experience, interruptions, delays and outages in service and availability from these third-party service providers from time to time due to a variety of factors, including infrastructure changes, human or software errors, website hosting disruptions and capacity constraints. In addition, any changes in these third parties’ service levels may adversely affect our ability to meet the requirements of the Company’s users. Since our platform’s continuing and uninterrupted performance is expected to be critical to our success, sustained or repeated system failures would reduce the attractiveness of our offerings. It may become increasingly difficult to maintain and improve our performance, especially during peak usage times, as the Company expands, and the usage of our offerings increases. Any negative publicity arising from these disruptions could harm our reputation and brand and may adversely affect the usage of our offerings. Any of the above circumstances or events may harm our reputation, reduce the availability or usage of our platform, lead to a significant loss of revenue, increase our costs, and impair our ability to attract new customers, any of which could adversely affect our business, financial condition, and results of operations.

Malfunctions of third-party communications infrastructure, hardware and software may expose the Company to a variety of risks it cannot control.

The business of the Company is expected to depend upon the capacity, reliability and security of the infrastructure owned by third parties over which the Company’s offerings are deployed. The Company has no control over the operation, quality, or maintenance of a significant portion of that infrastructure or whether or not those third parties will upgrade or improve their equipment. The Company instead will depend on these companies to maintain the operational integrity of their connections. If one or more of these companies is unable or unwilling to supply or expand their levels of service in the future, the operations of the Company could be adversely impacted. Also, to the extent the number of users of networks utilizing the Company’s future products and services suddenly increases, the technology platform and secure hosting services which will be required to accommodate a higher volume of traffic may result in slower response times or service interruptions. System interruptions or increases in response time could result in a loss of potential or existing users and, if sustained or repeated, could reduce the appeal of the networks to users. In addition, users depend on real-time communications; outages caused by increased traffic could result in delays and system failures. These types of occurrences could cause users to perceive that the products and services of the Company do not function properly and could therefore adversely affect the Company’s ability to attract and retain licensees, strategic partners, and customers.

The Company’s planned online casino is part of a new and evolving industry, which presents significant uncertainty and business risks.

The gaming platforms, systems and gaming content industries are relatively new and continue to evolve. Whether these industries grow and whether their business will ultimately succeed, will be affected by, among other things, mobile platforms, legal and regulatory developments (such as passing new laws or regulations or extending existing laws or regulations to online gaming and related activities), taxation of gaming activities, data and information privacy and payment processing laws and regulations, and other factors that are unable to be predicted and which are beyond the control of the Company.

Given the dynamic evolution of these industries, it can be difficult to plan strategically, including as it relates to product launches in new or existing jurisdictions which may be delayed or denied, and it is possible that competitors will be more successful than the Company is at adapting to change and pursuing business opportunities. Additionally, as the online gaming industry advances, including with respect to regulation in new and existing jurisdictions, the Company may become subject to additional compliance-related costs, including regulatory infractions, licensing, and taxes. If our product offerings do not obtain popularity or maintain popularity, or if we fail to grow in a manner that meets our expectations, or if we cannot offer product offerings in particular jurisdictions that may be material to our business, then our results of operations and financial condition could be harmed.

Additionally, possible future changes in governmental regulations pose material risks to the Company. These changes may include amendments to existing rules or the introduction of new ones, shifts in regulatory focus or policy, or changes in the enforcement or interpretation of current rules and policies. These could lead to increased compliance costs, restrictions or prohibitions on current operations, or required alterations to the way the Company’s then services are offered or marketed, any of which may result in a material adverse effect on the results of operations and financial condition of the Company.

Failure to comply with regulatory requirements in a particular jurisdiction, or the failure to successfully obtain a license or permit applied for in a particular jurisdiction, could impact the ability of the Company to comply with licensing and regulatory requirements in other jurisdictions, or could cause the rejection of license applications or cancellation of existing licenses in other jurisdictions.

Compliance with the various regulations applicable to online gaming is costly and time-consuming. Regulatory authorities at the federal, state and local levels (both in the U.S. and in foreign jurisdictions) have broad powers with respect to the regulation and licensing of real money online gaming operations and may revoke, suspend, condition or limit the licenses of the Company, impose substantial fines on us, and take other actions, any one of which could have a material adverse effect on our business, financial condition, results of operations and prospects. We do not currently hold any licenses and will need to obtain licenses in the future to operate our planned online blockchain casino. Such licenses may not be available in the timeframe we expect, may be more costly, or may require us to undertake various resource intensive actions to obtain. These laws and regulations are dynamic and subject to potentially differing interpretations, and various legislative and regulatory bodies may expand current laws or regulations or enact new laws and regulations regarding these matters. The Company strives to comply with all applicable laws and regulations relating to its business. It is possible, however, that these requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules. Non-compliance with any such law or regulations could expose the Company to claims, proceedings, litigation and investigations by private parties and regulatory authorities, as well as substantial fines and negative publicity, each of which may materially and adversely affect the business of the Company.

The future gaming licenses of the Company could be revoked, suspended or conditioned at any time. The loss of a license in one jurisdiction could trigger the loss of a license or affect our eligibility for such a license in another jurisdiction, and any of such losses, or potential for such loss, could cause the Company to cease offering some or all of its offerings in the impacted jurisdictions. The Company may be unable to obtain or maintain all necessary registrations, licenses, permits or approvals, and could incur fines or experience delays related to the licensing process, which could adversely affect its operations. The delay or failure to obtain or maintain licenses by the Company in any jurisdiction may prevent it from distributing its offerings, increasing its customer base and/or generating revenues. The Company may not be able to obtain and maintain the licenses and related approvals necessary to conduct its operations. Any failure by the Company or its customers to maintain or renew existing licenses, registrations, permits or approvals could have a material adverse effect on the business, financial condition, results of operations and prospects of the Company.

The product offerings of the Company must be approved in most regulated jurisdictions in which they are offered; this process cannot be assured or guaranteed.

If the Company fails to obtain necessary gaming licenses in a given jurisdiction, we would likely be prohibited from distributing and providing our product offerings in that particular jurisdiction. If we fail to seek, do not receive, or receive a suspension or revocation of a license in a particular jurisdiction for our product offerings (including any related technology and software) then we cannot offer the same in that jurisdiction and our gaming licenses in other jurisdictions may be impacted. Furthermore, some jurisdictions require license holders to obtain government approval before engaging in some transactions. We may not be able to obtain all necessary licenses in a timely manner, or at all. Delays in regulatory approvals or failure to obtain such approvals may also serve as a barrier to entry to the market for our product offerings. If the Company is unable to overcome the barriers to entry, it will materially affect our results of operations and future prospects.

To the extent new online gaming jurisdictions are established or expanded, the Company cannot guarantee it will be successful in penetrating such new jurisdictions or expanding its business or customer base in line with the growth of existing jurisdictions. As the Company directly or indirectly enters into new markets, it may encounter legal, regulatory and political challenges that are difficult or impossible to foresee and which could result in an unforeseen adverse impact on planned revenues or costs associated with the new market opportunity. If the Company is unable to effectively develop and operate directly or indirectly within these new markets or if its competitors are able to successfully penetrate geographic markets that it cannot access or where it faces other restrictions, then the Company’s business, operating results and financial condition could be impaired. The failure of the Company to obtain or maintain the necessary regulatory approvals in jurisdictions, whether individually or collectively, would have a material adverse effect on its business.

Legislative and regulatory changes could negatively affect the business of the Company and the business of its customers.

Legislative and regulatory changes may affect demand for or place limitations on the Company’s future operations. Such changes could affect the Company in a variety of ways. Legislation or regulation may introduce limitations on their products or opportunities for the use of our products and could foster competitive products. Our business will likely also suffer if our products become obsolete due to changes in laws or the regulatory framework. Moreover, legislation to prohibit, limit or add burdens to our business may be introduced in the future in jurisdictions where gaming has been legalized. In addition, from time to time, legislators and special interest groups have proposed legislation that would expand, restrict or prevent gaming operations or which may otherwise adversely impact our operations in the jurisdictions in which we then operate and will operate in the future.

Legislative or regulatory changes negatively impacting the gaming industry as a whole could also decrease the demand for our future products. Opposition to gaming could result in restrictions or even prohibitions of gaming operations in any jurisdiction or could result in increased taxes on gaming revenues. Tax matters, including changes in state, federal or other tax legislation or assessments by tax authorities could have a negative impact on our business. A reduction in growth of the gaming industry or in the number of gaming jurisdictions or delays in the opening of new or expanded casinos could reduce demand for our products. Changes in current or future laws or regulations or future judicial intervention in any particular jurisdiction may have a material adverse effect on our existing and proposed foreign and domestic operations. Any such adverse change in the legislative or regulatory environment could have a material adverse effect on our business, results of operations or financial condition.

The gaming industry is highly regulated, and the Company must adhere to various regulations and maintain applicable licenses to operate. Failure to abide by regulations or maintain applicable licenses could be disruptive to our business and could adversely affect our operations.

The Company and its planned products are, and will be, subject to extensive regulation under federal, state, local and foreign laws, rules and regulations of the jurisdictions in which we do business and our planned products are used. Such entities currently block direct access to wagering on websites from jurisdictions in which they do not have a license to operate through IP address filtering. Individuals are required to enter their age upon gaining access to their platforms and any misrepresentation of such users age will result in the forfeiting of his or her deposit and any withdrawals from such users account requires proof of government issued identification. In addition, payment service providers use their own identify and internet service provider (ISP) verification software. Despite all such measures, it is conceivable that a user, underage, or otherwise could devise a way to evade the Company’s blocking measures and access its website from the United States or any other foreign jurisdiction in which the Company is not then permitted to operate.

Violations of laws in one jurisdiction could result in disciplinary action in other jurisdictions. Licenses, approvals or findings of suitability may be revoked, suspended or conditioned. In sum, the Company may not be able to obtain or maintain all necessary registrations, licenses, permits or approvals. The licensing process may result in delays or adversely affect our operations and our ability to maintain key personnel, and our efforts to comply with any new licensing regulations will increase our costs.

A reduction in discretionary consumer spending, from an economic downturn or disruption of financial markets or other factors, could negatively impact the financial performance of the Company as it develops its iGaming business.

Gaming and other leisure activities that the Company plans to offer represent discretionary expenditures and players’ participation in those activities may decline if discretionary consumer spending declines, including during economic downturns, when consumers generally earn less disposable income. Changes in discretionary consumer spending or consumer preferences are driven by factors beyond the Company’s control, such as:

●	perceived or actual general economic conditions;

●	fears of recession and changes in consumer confidence in the economy;

●	high energy, fuel and other commodity costs;

●	the potential for bank failures or other financial crises;

●	a soft job market;

●	an actual or perceived decrease in disposable consumer income and wealth;

●	increases in taxes, including gaming taxes or fees; and

●	terrorist attacks or other global events.

During periods of economic contraction, the Company may not be able to generate expected or any revenues, while most of the Company’s costs remain fixed and some costs even increase, resulting in decreased earnings.

The Company will face cyber security risks that could result in damage to the Company’s reputation and/or subject them to fines, payment of damages, lawsuits and restrictions on the Company’s use of data.

The information systems and data of the Company, including those the Company maintains with the Company’s third-party service providers, may be subject to cyber security breaches in the future. Computer programmers and hackers may be able to penetrate the Company’s network security and misappropriate, copy or pirate the Company’s confidential information or that of third parties, create system disruptions or cause interruptions or shutdowns of the Company’s internal systems and services. The Company’s websites may become subject to denial-of-service attacks, where a website is bombarded with information requests eventually causing the website to overload, resulting in a delay or disruption of service. Computer programmers and hackers also may be able to develop and deploy viruses, worms and other malicious software programs that attack the Company’s products or otherwise exploit any security vulnerabilities of the Company’s products. Also, there is a growing trend of advanced persistent threats being launched by organized and coordinated groups against corporate networks to breach security for malicious purposes.

The techniques used to obtain unauthorized, improper, or illegal access to the Company’s systems, the Company’s data or customers’ data, disable or degrade service, or sabotage systems are constantly evolving and have become increasingly complex and sophisticated, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched. Although the Company has developed, and plans to develop, systems and processes designed to protect the Company’s data and customer data and to prevent data loss and other security breaches and expects to continue to expend significant resources to bolster these protections, there can be no assurance that these security measures will provide absolute security.

Disruptions in the availability of their computer systems, through cyber-attacks or otherwise, could damage our computer or telecommunications systems, impact our ability to service our customers, adversely affect our operations and results of operations, and have an adverse effect on our reputation. The costs to eliminate or alleviate security problems, bugs, viruses, worms, malicious software programs and security vulnerabilities could be significant, and the efforts to address these problems could result in interruptions, delays, cessation of service and loss of future customers and may impede our sales, distribution and other critical functions. We may also be subject to regulatory penalties and litigation by customers and other parties whose information has been compromised, all of which could have a material adverse effect on our business, results of operations and cash flows.

Risks Relating to our Series B Convertible Preferred Stock

Our Series B Convertible Preferred Stock includes a liquidation preference.

Each of our 1,000,000 outstanding shares of Series B Convertible Preferred Stock includes a liquidation preference of $17.30 per share or $17,300,000 in aggregate, which is payable upon liquidation, before any distribution to our Common Stock shareholders. As a result, if we were to dissolve, liquidate or wind up our operations, the holders of our Series B Convertible Preferred Stock would have the right to receive up to the first $17,300,000 in proceeds from any such transaction, and we do not currently have $17.3 million in total net assets. The payment of the liquidation preferences could result in Common Stock shareholders not receiving any consideration if we were to liquidate, dissolve or wind up, either voluntarily or involuntarily. Additionally, the existence of the liquidation preferences may reduce the value of our Common Stock, make it harder for us to sell shares of Common Stock in offerings, or prevent or delay a change of control. Because our Board of Directors is entitled to designate the powers and preferences of the preferred stock without a vote of our shareholders, subject to Nasdaq rules and regulations, our shareholders will have no control over what designations and preferences our future preferred stock, if any, will have.

The issuance of Common Stock upon conversion of the Series B Convertible Preferred Stock and upon exercise of certain outstanding warrants will cause immediate and substantial dilution to existing shareholders.

Each holder of Series B Convertible Preferred Stock may, at its option, convert each of its shares of Series B Convertible Preferred Stock into 1.318 shares of common stock or 1,318,000 shares in aggregate, which number equals 40% of the Company’s post-issuance Common Stock at the time of Stockholder Approval (66.7% of the Company’s pre-issuance outstanding shares of Common Stock). The issuance of Common Stock upon conversion of the Series B Convertible Preferred Stock will result in immediate and substantial dilution to the interests of other stockholders.

The availability of shares of Common Stock upon conversion of the Series B Convertible Preferred Stock for public resale, as well as any actual resales of these shares, could adversely affect the trading price of our Common Stock. We cannot predict the size of future issuances of our Common Stock upon the conversion of our Series B Convertible Preferred Stock and/or upon exercise of outstanding warrants, or the effect, if any, that future issuances and sales of shares of our Common Stock may have on the market price of our Common Stock. Sales or distributions of substantial amounts of our Common Stock upon the conversion of our Series B Convertible Preferred Stock and upon exercise of warrants, or the perception that such sales could occur, may cause the market price of our Common Stock to decline.

In addition, the Common Stock issuable upon the conversion of our Series B Convertible Preferred Stock and upon exercise of warrants may represent overhang that may also adversely affect the market price of our Common Stock. Overhang occurs when there is a greater supply of a company’s stock in the market than there is demand for that stock. When this happens the price of our stock will decrease, and any additional shares which stockholders attempt to sell in the market will only further decrease the share price. If the share volume of our Common Stock cannot absorb shares sold by holders of the Series B Convertible Preferred Stock and warrants, then the value of our Common Stock will likely decrease.

Additionally, the warrants to purchase 3,000,000 shares of Common Stock which we granted effective September 30, 2024, which have an exercise price of $1.68 per share and a term of seven years, which aren’t exercisable until or unless stockholders approve the issuance of shares of Common Stock upon exercise thereof is received, have cashless exercise rights, which means that such warrants can be exercised without paying us any cash and instead with the holder netting the value of the exercise price against the value of the shares issuable upon exercise thereof. Additionally, any shares of Common Stock issuable upon the cashless exercise of such warrants will likely be able to tack the holding period of such shares of Common Stock with the warrants.

The influx of any of these shares into the public market could potentially have a negative effect on the trading price of our Common Stock.

Cautionary Note Regarding Forward-Looking Statements

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, contain and incorporate forward-looking statements within the meaning of Section 21E of the Exchange Act. Forward-looking statements are not statements of historical facts, but rather reflect our current expectations concerning future events and results. We generally use the words “believes,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “will” and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning our expectations, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Except as required by applicable law, including the securities laws of the United States, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this prospectus supplement or the accompanying prospectus.

Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to significant risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Forward-looking statements are subject to a number of risks, uncertainties and assumptions in other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

Such statements are based on management’s current expectations and include, but are not limited to:

●	The need for additional funding, including that our current cash on hand is expected to last us until only December 2025, if we do not raise funding in this offering, our ability to raise funding in the future, the terms of such funding, and dilution caused thereby;

●	our ability to create or purchase a front end for our back end blockchain casino intellectual property assets, commercialize our planned blockchain casino, obtain required licenses and customers, and come to mutually agreeable contractual terms with third parties and suppliers, and ultimately generate revenues through such operations;

●	expectations for the clinical and preclinical development, manufacturing, regulatory approval, and commercialization of our product candidates;

●	the uncertainties associated with the clinical development and regulatory approval of the Company’s drug candidates, including potential delays in the enrollment and completion of clinical trials, issues raised by the U.S. Food and Drug Administration (FDA), the European Medicines Agency (EMA) and the U.K. Medicines and Healthcare products Regulatory Agency (MHRA);

●	regulatory developments in the United States and foreign countries;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	current negative operating cash flows and our potential ability to obtain additional financing to advance our business and the terms of any further financing, which may be highly dilutive and may include onerous terms;

●	the accuracy of our estimates regarding expenses, future revenues and capital requirements;

●	the Company’s reliance on third parties to conduct its clinical trials, enroll patients, and manufacture its preclinical and clinical drug supplies, the ability to come to mutually agreeable terms with such third parties and partners, and the terms of such agreements;

●	the terms of the Company’s current licensing agreements, and the termination rights associated therewith;

●	estimates of patient populations for the Company’s planned products;

●	unexpected adverse side effects or inadequate therapeutic efficacy of drug candidates that could limit approval and/or commercialization, or that could result in recalls or product liability claims;

●	the Company’s ability to fully comply with numerous federal, state and local laws and regulatory requirements, as well as rules and regulations outside the United States, that apply to its product development activities;

●	challenges and uncertainties inherent in product research and development, including the uncertainty of clinical success and of obtaining regulatory approvals; and uncertainty of commercial success;

●	the ability of the Company to execute its plans to develop and market new drug products and the timing and costs of these development programs;

●	changing rates of inflation and interest rates, and economic downturns, including potential recessions, as well as macroeconomic, geopolitical, health and industry trends, pandemics, acts of war (including the ongoing Ukraine/Russian conflict, and Israel/Hamas conflict) and other large-scale crises;

●	estimates of the sufficiency of our existing capital resources combined with future anticipated cash flows to finance our operating requirements;

●	the review and evaluation of strategic transactions and their impact on shareholder value; the process by which the Company engages in evaluation of strategic transactions; the outcome of potential future strategic transactions and the terms thereof;

●	our ability to maintain our listing of our Common Stock and public warrants on the Nasdaq Capital Market;

●	the reliance on suppliers of third-party gaming content and the cost of such content;

●	the ability of the Company to obtain gaming licenses;

●	the Company’s reliance on its management;

●	the potential effect of economic downturns, recessions, changes in interest rates and inflation, and market conditions, including recessions, decreases in discretionary spending and therefore demand for our products, and increases in the cost of capital, related thereto, among other affects thereof, on the Company’s operations and prospects as a result of increased inflation, increasing interest rates, global conflicts and other events;

●	the Company’s ability to protect its proprietary information and intellectual property (IP);

●	the ability of the Company to compete in the iGaming market;

●	the effect of current and future regulation, the Company’s ability to comply with regulations (both current and future) and potential penalties in the event it fails to comply with such regulations and changes in the enforcement and interpretation of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our business;

●	the ability to compete against existing and new competitors;

●	the ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments;

●	general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company’s products, including potential recessions and global economic slowdowns; and

●	other risks and uncertainties, including those described under “Risk Factors”, herein.

Any forward-looking statements in this prospectus supplement and the accompanying prospectus and the reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. All forward-looking statements included in this prospectus supplement herein speak only as of the date of this prospectus supplement. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements above. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Use of Proceeds

We estimate that the net proceeds of this offering will be approximately $2.6 million based on the sale of 1,200,000 shares of Common Stock at an offering price of $2.41 per share, after deducting placement agent’s fees and estimated offering expenses payable by us (excluding the proceeds, if any, from the exercise of the Purchase Warrants).

We intend to use the net proceeds of this offering for working capital and general corporate purposes, which may include operationalizing and developing our recently acquired Technology Gaming Platform and capital expenditures. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments, or agreements with respect to any acquisitions as of the date of this prospectus supplement.

We have broad discretion in determining how the proceeds of this offering will be used, and our discretion is not limited by the aforementioned possible uses. Our board of directors believes the flexibility in application of the net proceeds is prudent. See “Risk Factors—Risks Related to this Offering and our Common Stock— We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively .”

Description of Securities We Are Offering

Common Stock

As of the date of this prospectus supplement, we have 100,000,000 authorized shares of common stock, $0.0001 par value per share and 5,000,000 shares of preferred stock, $0.0001 par value per share, of which 1,000,000 shares have been designated as Series A Convertible Preferred Stock (of which none are outstanding), of which one share of preferred stock has been designated as a Class C Special Voting Share, of which none are outstanding, and one share of preferred stock has been designated as a Class K Special Voting Share, of which none are outstanding, and of which 1,000,000 shares have been designated as Series B Convertible Preferred Stock, of which 1,000,000 shares are outstanding.

As the date of this prospectus supplement, there were 1,976,999 shares of Common Stock outstanding, and 1,000,000 shares of Series B Convertible Preferred Stock issued or outstanding.

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of our Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of our stockholders. Holders of Common Stock are entitled to one vote per share on matters to be voted on by stockholders and do not have the right to cumulate votes in the election of directors.

Holders of Common Stock will be entitled to receive dividends and other distributions, if any, in amounts declared from time to time by our Board of Directors in its discretion out of funds legally available therefor and shall share equally on a per share basis in these dividends and distributions.

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the Common Stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock, if any, have been satisfied.

Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our Common Stock.

Our Board of Directors is divided into two classes, with only one class of directors being elected in each year and each class generally serving a two-year term.

Our Common Stock is listed on the Nasdaq Capital Market under the trading symbol “ATNF.”

Our transfer agent is Continental Stock Transfer & Trust Company.

Dilution

If you purchase our Common Stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our Common Stock after this offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of shares of our Common Stock issued and outstanding as of September 30, 2024, as adjusted as discussed below.

Our net tangible book value as of September 30, 2024 was ($5.5 million), or approximately ($5.37) per share and our pro forma net tangible book value, after taking into account the Warrant Inducement, was ($2.6 million), or ($1.34) per share of Common Stock.

After giving effect to the share of 1,200,000 shares of our Common Stock in this offering at the public offering price of $2.41 per share, our pro forma as-adjusted net tangible book value as of September 30, 2024, would have been approximately ($0.1) million, or approximately ($0.03) per share of our Common Stock. This represents an immediate increase in the net tangible book value of $1.31 per share of our Common Stock to our existing stockholders and an immediate dilution in net tangible book value of approximately ($2.44) per share of our Common Stock to new investors. The following table illustrates this per share dilution:

Offering price per share of our Common Stock		$2.41
Net tangible book value per share as of September 30, 2024	$(5.37)
Increase in net tangible book value per share of our Common Stock attributable to the Warrant Inducement Transactions	$4.03
Increase in net tangible book value per share of our Common Stock attributable to this offering	$1.31
Pro forma, as adjusted net tangible book value per share of our Common Stock as of September 30, 2024, after giving effect to the Warrant Inducement Transactions and this offering		$(0.03)
Dilution per share to new investors purchasing shares of our Common Stock in this offering		$(2.44)

The above discussion and table are based on 1,976,999 shares of our Common Stock outstanding as of September 30, 2024 on a pro forma basis. The number of shares outstanding as of September 30, 2024 excludes, as of such date:

●	22,956 shares of Common Stock issuable upon the exercise of outstanding stock options;

●	6,397 additional shares of our Common Stock reserved for future issuance under our 2020 Omnibus Incentive Plan;

●	16,052 additional shares of our Common Stock reserved for future issuance under our 2022 Omnibus Incentive Plan; and

●	(a) 15,132 shares of Common Stock issuable upon the exercise of outstanding public warrants exercisable at an exercise price of $4,370.00 per share, (b) 662 shares of Common Stock issuable upon the exercise of certain outstanding private placement warrants exercisable at an exercise price of $4,370.00 per share, (c) 6,748 shares of Common Stock issuable upon the exercise of certain outstanding private placement warrants at an exercise price of $1,900.00 per share, (d) 4,049 shares of Common Stock issuable upon the exercise of certain outstanding private placement warrants at an exercise price of $3.23 per share, (e) 3,000,000 shares of Common Stock issuable upon the exercise of certain outstanding warrants to purchase 3,00,000 shares at an exercise price of $1.68 per share, (f) 168 shares of Common Stock issuable upon the exercise of certain warrants at an exercise price of $2,006.40 per share which expire on May 2, 2025; and (g) up to a maximum of 10,000,000 shares of Common Stock issuable upon conversion of 1,000,000 shares of Series B Convertible Preferred Stock, of which 1,318,000 shares are currently issuable upon conversion thereof.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise or forfeiture of the outstanding options or warrants after September 30, 2024, including, for the avoidance of doubt, any Purchase Warrants.

Dividend Policy

We have never paid or declared any cash dividends on our Common Stock and do not anticipate paying cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the operation of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our board of directors. Accordingly, investors must rely on sales of their Common Stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

Private Placement Transaction

In a concurrent private placement, or the Private Placement Transaction, we are selling to purchasers of our Common Stock in this offering the Purchase Warrants to purchase up to an aggregate of 1,200,000 shares of our Common Stock.

The following summary of certain terms and provisions of the Purchase Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Purchase Warrant, the form of which will be filed as an exhibit to our Current Report on Form 8-K. Prospective investors should carefully review the terms and provisions of the form of Purchase Warrant for a complete description of the terms and conditions of the Purchase Warrants.

The Purchase Warrants and the shares of our Common Stock issuable upon the exercise of the Purchase Warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, purchasers may only sell shares of Common Stock issued upon exercise of the Purchase Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

Exercisability. The Purchase Warrants are exercisable immediately, and at any time thereafter up to five and a half years from the initial exercise date, at which time any unexercised Purchase Warrants will expire and cease to be exercisable. The Purchase Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of Common Stock underlying the Purchase Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. If at the time of exercise a registration statement registering the issuance of the shares of Common Stock underlying the Purchase Warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Purchase Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Purchase Warrant. No fractional shares of Common Stock will be issued in connection with the exercise of a Purchase Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Purchase Warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Exercise Price. The Purchase Warrants will have an exercise price of $2.28 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the Purchase Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established trading market for the Purchase Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Purchase Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Purchase Warrants will be limited.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Purchase Warrants with the same effect as if such successor entity had been named in the Purchase Warrant itself. If holders of our Common Stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Purchase Warrant following such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Purchase Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of a Purchase Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Purchase Warrant.

Registration Rights. We have agreed to file a registration statement covering of the resale of the shares issuable upon the exercise of the Purchase Warrants (the “Purchase Warrant Shares”) within 30 days of the date of the securities purchase agreement entered into between the purchasers and us. We must use commercially reasonable efforts to cause such registration statement to become effective within 90 days following the closing date of the offering and to keep such registration statement effective at all times until the purchasers no longer own any Purchase Warrants or Purchase Warrant Shares.

Plan of Distribution

Pursuant to a placement agency agreement dated as of December 27, 2024, we have engaged Maxim Group LLC, referred to herein as Maxim or the placement agent, to act as our exclusive placement agent in connection with this offering. Under the terms of the engagement letter, Maxim is not purchasing the securities offered by us in this offering, and is not required to sell any specific number or dollar amount of securities, but will assist us in this offering on a reasonable best efforts basis. The terms of this offering were subject to market conditions and negotiations between us, Maxim and prospective investors. Maxim will have no authority to bind us by virtue of the engagement letter. Maxim may engage sub-agents or selected dealers to assist with this offering. We may not sell the entire amount of our securities offered pursuant to this prospectus supplement and accompanying prospectus.

The placement agent proposes to arrange for the sale of the securities we are offering pursuant to this prospectus supplement and accompanying prospectus to one or more institutional or accredited investors through securities purchase agreements directly between the purchaser and us. We will only sell to such investors who have entered into the securities purchase agreement with us.

Delivery of the shares of Common Stock offered hereby is expected to occur on or about December 30, 2024, subject to satisfaction of customary closing conditions.

Fees and Expenses

We have agreed to pay the placement agent a cash fee of 7.0% of the aggregate gross proceeds raised in the offering. The following table shows the per share and total cash fees we will pay to the placement agent in connection with the sale of our securities offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the securities offered hereby.

	Per Share	Total
Offering price	$2.4100	$2,892,000.00
Placement agent’s fees	$0.1687	$202,440.00
Proceeds, before expenses, to us	$2.2413	$2,689,560.00

In addition, we have agreed to pay the placement agent accountable expenses in the amount of up to $50,000 in the event that the offering closes and $25,000 in the event the offering does not close. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent’s fees and expenses, will be approximately $85,000.

We have agreed to be subject to a lock-up period of 30 days following the date of closing of the offering pursuant to this prospectus. This means that, during the applicable lock-up period, subject to certain limited exceptions, we may not: (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents, or (ii) file or cause to be filed any registration statement or amendment or supplement thereto. In addition, subject to certain exceptions, we have agreed not to effect or enter into an agreement to effect any issuance of securities in a Variable Rate Transaction (as defined in the placement agency agreement) for a period of 30 days following the closing date of this offering, subject to certain exceptions.

In addition, pursuant to certain “lock-up” agreements (each, a “Lock-Up Agreement”) that were required to be entered into as a condition to the closing of the SPA, our officers and directors and Series B Preferred Stock holder have agreed, for a period of 30 days from the date of closing of the offering, not to engage in any of the following, whether directly or indirectly, without the consent of the purchasers: offer to sell, sell, contract to sell pledge, grant, lend, or otherwise transfer or dispose of our common stock or any securities convertible into or exercisable or exchangeable for common stock of the Company (the “Lock-Up Securities”); enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities; make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Lock-Up Securities; enter into any transaction, swap, hedge, or other arrangement relating to any Lock-Up Securities subject to customary exceptions; or publicly disclose the intention to do any of the foregoing.

The securities purchase agreement that we entered into with the investors also allows the investors to participate in any financings completed by the Company or any of its subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, indebtedness or a combination of units thereof, until the earlier of (i) twelve (12) months from the closing date and (ii) the date the Company consummates equity financings for aggregate proceeds equal to $7,000,000, in an amount up to thirty percent (30%) of the amount raised in said financings, subject to standard carve outs.

We agreed pursuant to the terms of a Placement Agency Agreement entered into with Maxim that if we complete any financing of equity, equity-linked, convertible or debt or other capital raising activity with, or receive any proceeds from, any of the investors who were contacted or introduced to the Company by Maxim during the term of the Placement Agency Agreement (the “PA Investors”) within twelve (12) months after the closing or termination of the Placement Agency Agreement (other than for “Cause”), then we would pay to Maxim upon the closing of such financing as a financing participation right 7% of the gross proceeds of the offering with respect to the funds received by the Company from the PA Investors.

We have agreed to indemnify the placement agent and specified other persons against certain liabilities relating to or arising out of the placement agent’s activities under its engagement letter, including liabilities under the Securities Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the Placement Agent or by an affiliate. Other than this prospectus supplement and the accompanying prospectus, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the Placement Agent, and should not be relied upon by investors.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

From time to time, the placement agent or its affiliates may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

Transfer Agent

The transfer agent for our Common Stock to be issued in this offering is Continental Stock Transfer & Trust Company.

Listing

Our shares of Common Stock trade on the Nasdaq Capital Market under the ticker symbol “ATNF.”

Legal Matters

The validity of the shares of Common Stock offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by The Loev Law Firm, PC, Bellaire, Texas.

Ellenoff Grossman & Schole LLP is acting as counsel to the placement agent.

Experts

The consolidated financial statements of 180 Life Sciences Corp. and subsidiaries as of December 31, 2023 and 2022, and for each of the years in the two-year period ended December 31, 2023, are incorporated into this prospectus supplement by reference from 180 Life Science Corp.’s Annual Report on Form 10-K for the year ended December 31, 2023, have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report thereon, incorporated herein by reference, and have been incorporated in this prospectus supplement and Registration Statement in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available, free of charge, on our website at www.180lifesciences.com. Our website is not a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

This prospectus supplement is part of a registration statement that we filed with the SEC. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our subsidiaries and the securities we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

Incorporation of Documents by Reference

The SEC allows us to “incorporate by reference” into this prospectus supplement the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement. We incorporate by reference in this prospectus supplement the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus supplement; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 25, 2024, as amended by Amendment No. 1 thereto filed with the SEC on April 29, 2024 (File No. 001-38105) (as amended, the “Annual Report”);

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 15, 2024 (File No. 001-38105), the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 12, 2024 and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on November 14, 2024 (File No. 001-38105);

(c)	The Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on November 12, 2024, to the extent filed and not furnished with the Commission;

(c)	The Company’s Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 16, 2024, January 17, 2024, January 29, 2024, February 16, 2024, February 20, 2024, February 26, 2024, February 28, 2024, February 29, 2024, March 1, 2024, March 8, 2024, March 11, 2024, March 14, 2024, April 19, 2024, May 9, 2024, May 15, 2024, May 21, 2024, July 2, 2024, July 23, 2024, July 30, 2024, September 9, 2024, September 12, 2024, October 3, 2024, October 9, 2024, October 16, 2024, October 16, 2024, October 21, 2024, October 29, 2024, October 29, 2024, December 4, 2024, December 12, 2024 and December 18, 2024 (File No. 001-38105); and

(d)	The description of the Company’s Common Stock contained in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023, as Exhibit 4.6 (File No. 001-38105), including any amendment or report filed for the purpose of updating such description.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offering of the securities covered by this prospectus supplement, shall be deemed to be incorporated by reference into this prospectus supplement from the respective dates of filing of such documents, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.”

We will provide, without charge, to each person to whom a copy of this prospectus supplement is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to: Attention: Corporate Secretary, 3000 El Camino Real, Bldg. 4, Suite 200, Palo Alto, California 94306, telephone (650) 507-0669 . The documents incorporated by reference may be accessed on the “Investors”—“SEC Filings”—“All SEC Filings” page of our website at www.180lifesciences.com. We do not incorporate the information on our website into this prospectus supplement or the accompanying prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus supplement or the accompanying prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus supplement or the accompanying prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies, supersedes or replaces such statement.

PROSPECTUS

$125,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

We may issue securities from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus, which will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $125,000,000.

The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

Investing in these securities involves risks that are described in the “Risk Factors” section beginning on page 3 of this prospectus.

Our common stock and warrants are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbols “ATNF” and “ATNFW,” respectively. On June 2, 2022, the closing sale price of our common stock was $2.01 per share, and the closing sale price of our warrants was $0.30 per warrant. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 24, 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that may be offered. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering and the securities being offered. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” and any free writing prospectus that we may prepare and distribute.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus we may authorize to be delivered or made available to you. We have not authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, nor provide any assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus, any prospectus supplement or in any free writing prospectus we may authorize to be delivered or made available to you is accurate as of any date other than the date of such document. You should not assume that the information incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus we may authorize to be delivered or made available to you is accurate as of any date other than the date of such incorporated document.

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained or incorporated by reference in a prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Unless otherwise stated in this prospectus, or the context otherwise requires, references to the “Company,” “we,” “us” or “our” refer specifically to 180 Life Sciences Corp. and its consolidated subsidiaries. When we refer to “you,” we mean the potential holders of our securities.

In this prospectus, we refer to our common stock, preferred stock, debt securities, warrants and units, collectively, as “securities.”

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus (including documents incorporated by reference herein) contains forward-looking statements under federal securities laws, including within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this prospectus (including documents incorporated by reference herein). Forward-looking statements include, but are not limited to, any statements that are not statements of current or historical facts. These statements are based on management’s current expectations, but actual results may differ materially due to various factors, including, but not limited to:

●	our ability to execute our plans to develop, manufacture, distribute and market new drug products and the timing and costs of these development, manufacturing, distribution and marketing programs, including approval by the applicable regulatory authorities;

●	regulatory developments in the United States and foreign countries;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	our ability to obtain additional financing to advance our business and the terms of any further financing, which may be highly dilutive and may include onerous terms;

●	the continued impact of the COVID-19 pandemic on our business operations and our research and development initiatives;

●	the sufficiency of our existing capital resources combined with future anticipated cash flows to finance our operating requirements; and

●	our ability to maintain our listing on Nasdaq.

Any forward-looking statements in this prospectus (including documents incorporated by reference herein) reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

iii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities, and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus, any applicable prospectus supplement and the documents incorporated by reference in this prospectus and any applicable prospectus supplement. You should read all such documents carefully, and you should pay special attention to the information contained under the caption entitled “Risk Factors” in this prospectus, any applicable prospectus supplement, in our most recent Annual Report on Form 10-K, in any subsequent Quarterly Reports on Form 10-Q and in our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, before deciding to buy our securities.

Unless otherwise specified, share calculations do not include any shares of common stock issuable upon the exercise of outstanding warrants to purchase common stock.

Overview

We are a clinical stage biotechnology company headquartered in Palo Alto, California, focused on the development of therapeutics for unmet medical needs in chronic pain, inflammation and fibrosis by employing innovative research, and, where appropriate, combination therapy. We were founded by Prof. Sir Marc Feldmann, Prof. Lawrence Steinman, Prof. Raphael Mechoulam, Dr. Jonathan Rothbard and Prof. Jagdeep Nanchahal, all of whom are scientists in the biotechnology and pharmaceutical sectors with significant experience, and previous success, in drug discovery. These scientists are from the University of Oxford, Stanford University and Hebrew University of Jerusalem, and our management team has extensive experience in financing and growing early-stage healthcare companies.

We have three different product development platforms that are focused on different diseases or medical conditions, and that target different factors, molecules or proteins, as follows:

●	Anti-TNF platform: focusing on fibrosis and anti-tumor necrosis factor (“anti-TNF”);

●	SCAs platform: focusing on drugs which are synthetic cannabidiol (“CBD”) or cannabigerol analogs (“SCAs”); and

●	α7nAChR platform: focusing on alpha 7 nicotinic acetylcholine receptor (“α7nAChR”).

Our lead product candidate recently completed a successful Phase 2b clinical trial in the United Kingdom and the Netherlands for early-stage Dupuytren’s Contracture, a condition that affects the development of fibrous connective tissue in the palm of the hand. On April 29, 2022, final results from the trial were published in The Lancet Rheumatology. The study demonstrated that the primary end point of nodule hardness and the secondary end point of nodule size on ultrasound scan were met with statistically significant differences. There were no treatment-related serious adverse events in the trial. Currently, we are conducting clinical trials only for certain indications under the anti-TNF platform. Of our three product development platforms, only one, the SCAs platform, involves products that are related to CBD (and not to cannabis or THC), and no clinical trials for any indications or products under the SCAs platform are currently being conducted in the United States or abroad. We are currently undertaking preclinical research and development activities for the SCA and the α7nAChR platforms.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of our initial public offering, (b) in which we have total annual revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.

Corporate Information

We were originally formed as KBL Merger Corp. IV, a blank check company organized under the laws of the State of Delaware on September 7, 2016, which consummated its initial public offering on June 7, 2017. On July 25, 2019, we entered into a business combination agreement and, on November 6, 2020, we consummated the transactions contemplated by the business combination agreement and changed our name to 180 Life Sciences Corp.

Our principal executive offices are located at 3000 El Camino Real, Bldg. 4, Suite 200, Palo Alto, California 94306, and our telephone number is (650) 507-0669. We maintain a website at www.180lifesciences.com. We have not incorporated by reference into this prospectus the information in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in or incorporated by reference into this prospectus, including those in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other documents we file with the SEC, before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial.

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we currently intend to use the net proceeds from the offering of securities under this prospectus for research and development expenses, and general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement or free writing prospectus.

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our capital stock is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our second amended and restated certificate of incorporation in its entirety for a complete description of the rights and preferences of our securities.

Authorized Capital Stock

We are authorized to issue 100,000,000 shares of our common stock and 5,000,000 shares of our preferred stock, par value $0.0001. As of June 1, 2022, 34,143,823 shares of our common stock were outstanding. As of June 1, 2022, 1,000,000 shares of preferred stock have been designated as Series A Convertible Preferred Stock (of which none are outstanding, and of which 1,000,000 shares were previously issued and subsequently converted into an aggregate of 1,619,144 shares of common stock in 2020), one share of preferred stock has been designated as a Class C Special Voting Share, of which one is outstanding, and one share of preferred stock has been designated as a Class K Special Voting Share, of which one is outstanding. As of June 1, 2022, there were 72 holders of record of our common stock. The following description summarizes the material terms of our securities. Because it is only a summary, it may not contain all the information that is important to you.

Common Stock

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of common stock possess all voting power for the election of our directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of the stockholders of the Company. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders and do not have the right to cumulate votes in the election of directors.

Holders of common stock will be entitled to receive dividends and other distributions, if any, in amounts declared from time to time by our board of directors (the “Board”) in its discretion out of funds legally available therefor and shall share equally on a per share basis in these dividends and distributions.

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock, if any, have been satisfied.

Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock.

Our Board is divided into two classes, with only one class of directors being elected in each year and each class generally serving a two-year term.

Preferred Stock

Our second amended and restated certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our Board will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management.

Our Transfer Agent

The transfer agent for our common stock is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its role as transfer agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law and our Charter and Bylaws

We are subject to the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”) regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

●	our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

●	on or subsequent to the date of the transaction, the business combination is approved by our Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our second amended and restated certificate of incorporation provides that our Board be classified into two classes of directors. As a result, in most circumstances, a person can gain control of our Board only by successfully engaging in a proxy contest at two or more annual meetings.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Stock Exchange Listing

Our common stock is currently listed on Nasdaq under the symbol “ATNF”.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered the aggregate principal amount and the following terms of the debt securities, if applicable:

●	the title and ranking of the debt securities (including the terms of any subordination provisions);

●	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

●	any limit upon the aggregate principal amount of the debt securities;

●	the date or dates on which the principal of the securities of the series is payable;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

●	the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

●	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

●	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities, which may be United States dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

●	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

●	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

●	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of a clearing agency registered under the Exchange Act, which we refer to as the depositary, or a nominee of the depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person, which we refer to as a successor person, unless:

●	we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

●	immediately after giving effect to the transaction, no default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

●	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

●	default in the payment of principal of any security of that series at its maturity;

●	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

●	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us; and

●	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any default or Event of Default within 30 days of becoming aware of the occurrence of such default or Event of Default, which notice will describe in reasonable detail the status of such default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

●	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each securityholder of the securities of that series notice of a default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

●	to cure any ambiguity, defect or inconsistency;

●	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

●	to provide for uncertificated securities in addition to or in place of certificated securities;

●	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

●	to surrender any of our rights or powers under the indenture;

●	to add covenants or events of default for the benefit of the holders of debt securities of any series;

●	to comply with the applicable procedures of the applicable depositary;

●	to make any change that does not adversely affect the rights of any holder of debt securities;

●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

●	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

●	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act”).

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

●	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

●	reduce the principal amount of discount securities payable upon acceleration of maturity;

●	waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

●	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

●	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

●	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

●	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

●	any omission to comply with those covenants will not constitute a default or an Event of Default with respect to the debt securities of that series.

We refer to this as covenant defeasance. The conditions include:

●	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

●	such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other agreement to which we are a party;

●	no default or Event of Default with respect to the applicable series of debt securities shall have occurred or is continuing on the date of such deposit; and

●	delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF WARRANTS

We may issue additional warrants to purchase common stock, preferred stock and debt securities. Each such additional warrant will entitle the holder to purchase for cash a number of shares of common stock, preferred stock or the principal amount of debt securities at the exercise price as, in each case, will be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants.

Such additional warrants may be issued independently or together with any securities and may be attached to or separate from the securities. Such warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of such warrants, which will be described in more detail in the applicable prospectus supplement. The particular terms of any such warrants offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in the prospectus supplement.

A prospectus supplement relating to any new series of warrants being offered will include specific terms relating to the offering. They will include, where applicable:

●	the title of the warrants;

●	the aggregate number of warrants;

●	the price or prices at which the warrants will be issued;

●	the currency or currencies, including composite currencies or currency units, in which the price or prices of the warrants may be payable;

●	the designation, number or aggregate principal amount and terms of the securities purchasable upon exercise of the warrants, and the procedures and conditions relating to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the designation and terms of any related securities with which the warrants are issued, and the number of the warrants issued with each security;

●	the date, if any, on and after which the warrants and the related securities will be separately transferable;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the maximum or minimum number of warrants which may be exercised at any time; and

●	if appropriate, a discussion of material United States federal income tax considerations.

DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see the section of this prospectus captioned “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

●	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell securities:

●	through underwriters;

●	through dealers;

●	through agents;

●	directly to purchasers; or

●	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution to our existing securityholders.

We may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price or prices that may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

●	on or through the facilities of Nasdaq or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

●	to or through a market maker other than on Nasdaq or such other securities exchanges or quotation or trading services.

Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or agent.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions. The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

●	the name of the agent or any underwriters;

●	the public offering or purchase price;

●	any discounts and commissions to be allowed or paid to the agent or underwriters;

●	all other items constituting underwriting compensation;

●	any discounts and commissions to be allowed or paid to dealers; and

●	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Agents, underwriters, dealers and other persons may be entitled under agreements that they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery.

The underwriters and other persons acting as agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information filed electronically with the SEC, which is available at http://www.sec.gov. We also make these documents available on our website at www.180lifesciences.com. Our website and the information contained, or connected to, our website is not incorporated by reference in this prospectus or any prospectus supplement, and you should not consider it part of this prospectus or any prospectus supplement.

This prospectus forms part of the registration statement on Form S-3 we filed with the SEC under the Securities Act. Whenever a reference is made in this prospectus to a contract or other document that is an exhibit to the registration statement, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference herein through the SEC’s website listed above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows the Company to “incorporate by reference” information into this prospectus, which means important information may be disclosed to you by referring you to another document filed separately with the SEC. Any information incorporated by reference is deemed to be part of this prospectus.

The Company incorporates by reference in this prospectus the documents set forth below that have been previously filed with the SEC as well as any filings the Company makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus and before the termination of the applicable offering; provided, however, that, except as specifically provided below, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules:

●	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022 (as amended by Amendment No. 1 to our Annual Report on Form 10-K filed with the SEC on April 28, 2022);

●	our Definitive Proxy Statement on Schedule 14A filed on April 28, 2022 (to the extent incorporated by reference into our Annual Report on Form 10-K);

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 16, 2022;

●	our Current Reports on Form 8-K filed with the SEC on March 28, 2022, April 14, 2022, April 28, 2022 and May 27, 2022; and

●	the description of our common stock contained in the registration statement on Form 8-A (File No. 001-38105) filed with the SEC on May 31, 2017, including any amendments or reports filed for the purpose of updating such description.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

Information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K of the Company, including any related exhibits under Item 9.01, will not be incorporated by reference in this prospectus.

To obtain copies of these filings, see “Where You Can Find More Information.” You may also request a copy of these filings, at no cost, by writing or telephoning to the address and telephone number set forth below:

180 Life Sciences Corp.
3000 El Camino Real, Bldg. 4, Suite 200
Palo Alto, California 94306
(650) 507-0669

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by DLA Piper LLP (US). Additional legal matters may be passed on for us, or any underwriters, dealers, or agents by counsel we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of 180 Life Sciences Corp. and Subsidiaries as of December 31, 2021 and 2020 and for each of the two years in the period ended December 31, 2021, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021, have been so incorporated in reliance on the report, which includes an explanatory paragraph as to the 180 Life Sciences Corp.’s ability to continue as a going concern, of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

1,200,000 Shares of

Common Stock

PROSPECTUS SUPPLEMENT

MAXIM GROUP LLC

Sole Placement Agent

December 27, 2024